UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DYNAVAX TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

May 28, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on May 28, 2014, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect our nominees for Class II directors to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To approve a series of alternate amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors:

•	a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock;

•

for reverse stock splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively.

3.	To approve the 2014 Employee Stock Purchase Plan.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2014 Annual Meeting is April 10, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., local time, on May 28, 2014 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The proxy statement and annual report to stockholders

are available at http://investors.dynavax.com/annuals.cfm.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach
Secretary

Berkeley, California

April 28, 2014

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May 28, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or Board, of Dynavax Technologies Corporation, or the Company or Dynavax, is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about May 2, 2014, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 28, 2014 at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact_berk.html. Information on how to vote in person at the Annual Meeting is discussed below. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 10, 2014, as well as a proxy from the record holder to the stockholder.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 10, 2014, will be entitled to vote at the Annual Meeting. On this record date, there were 262,855,958 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 10, 2014, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 10, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on five (5) proposals:

1.	To elect our nominees for Class II directors to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To approve a series of alternate amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors:

•	a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock;

•

for reverse stock splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively.

3.	To approve the 2014 Employee Stock Purchase Plan.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Directions to the Annual Meeting location are available at http://www.dynavax.com/contact_berk.html.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. You may vote by telephone until 11:59 p.m., Eastern Daylight Time, May 27, 2014.

•	To vote using the internet, simply follow the instructions on the enclosed proxy card. You may vote by using the internet until 11:59 p.m., Eastern Daylight Time, May 27, 2014.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3, or 4 without your instructions, but may vote your shares on Proposal 5.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of our nominees for Class II directors.

2.	Proposal 2: “For” approval of a series of alternate amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation.

3.	Proposal 3: “For” adoption of the Company’s 2014 Employee Stock Purchase Plan.

4.	Proposal 4: “For” the advisory approval of executive compensation.

5.	Proposal 5: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax, Attention: Secretary, at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your proxy card with the most recent date is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 28, 2015, to Michael S. Ostrach, Esq., Corporate Secretary. However, if our 2015 Annual Meeting of Stockholders is not held between April 28, 2015, and June 28, 2015, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 29, 2015, and no earlier than February 27, 2015. However, if our 2015 Annual Meeting of Stockholders is not held between April 28, 2015, and June 28, 2015, then you must submit your proposal not less than 60 days nor more than 90 days prior to the time we send our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “For” and “Withhold”; and, with respect to other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will not be counted towards the vote total for any proposal except for Proposal 2, where broker non-votes will be counted the same as “Against” votes.

How many votes are needed to approve each proposal?

•

Proposal 1, to elect our nominees for Class II directors, the three nominees receiving the most “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

Proposal 2, to approve a series of alternate amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock; for reverse stock splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively, must receive “For” votes from a majority of the shares outstanding. If you fail to return your proxy card, it will have the same effect as an “Against” vote. If you return your proxy card and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•

Proposal 3, to adopt the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan, must receive “For” votes from the holders of a majority of shares present either in person or by proxy, if a quorum of stockholders is achieved. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 5, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2014, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal 5 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 262,855,958 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the internet?

The 2014 proxy statement and 2013 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals.cfm.

Householding of Proxy Materials

The Securities and Exchange Commission, or (“SEC”), has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Annual Meeting materials. Direct your written request to Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 858-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has ten members. There are three directors in the class whose term of office expires in 2014: Daniel L. Kisner, M.D., Stanley A. Plotkin, M.D. and Natale Ricciardi each of whom is a nominee for director and currently a director of the Company. Dr. Kisner and Dr. Plotkin were previously elected by the stockholders in 2011. Mr. Ricciardi was appointed by the Board in 2013. Mr. Ricciardi was suggested as a potential director by one of our stockholders. Following interviews by the members of the Nominating and Corporate Governance Committee and by certain members of the Board, the Committee recommended to the Board Mr. Ricciardi’s appointment, which was effected in June 2013. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2017 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting of the stockholders. There was one director in attendance at our 2013 Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of April 10, 2014, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Arnold L. Oronsky, Ph.D.	74	Chairperson of the Board
Francis R. Cano, Ph.D.	69	Director
Dennis A. Carson, M.D.	67	Director
Dino Dina, M.D.	67	Director
Denise M. Gilbert, Ph.D.	56	Director
Eddie Gray	54	Chief Executive Officer (“CEO”) and Director
Daniel L. Kisner, M.D.	67	Director
Peggy V. Phillips	60	Director
Stanley A. Plotkin, M.D.	81	Director
Natale Ricciardi	65	Director

CLASS II DIRECTORS NOMINEES

Daniel L. Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner serves as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company. Additionally, he is currently serving on the boards of Conatus Pharmaceuticals, Inc., a biotechnology company, and Lpath, Inc., a biotechnology company. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy and reviewing the operations of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Natale (“Nat”) Ricciardi

Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s US manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi served on the boards of the National Association of Manufacturers and Mediacom Communications Corporation until its privatization in 2011. He is currently a member of the board of the 21st Century Foundation of The City College of New York. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, qualifies Mr. Ricciardi to be nominated as a director. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

Stanley A. Plotkin, M.D.

Dr. Plotkin has been a member of our Board since August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania. Until 1991, he was Professor of Pediatrics and Microbiology at the University of Pennsylvania and Professor of Virology at the Wistar Institute and, at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director, based at Marnes-la-Coquette, outside Paris. Until 2011, he was an Executive Advisor to Sanofi Pasteur. The Board believes that Dr. Plotkin’s significant experience in development and manufacturing of vaccines provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. Dr. Plotkin’s career included internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health Service. He has been chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996 and became Chairman in February 2006. Dr. Oronsky is a managing director with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky served on the board of directors of Anesiva, Inc., from 2005 to 2010. Anesiva filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in January 2010. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano is President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, and also serves on the boards of Biomerica, Inc., a developer and manufacturer of diagnostic products, and Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, most recently as Vice President and General Manager of the Biologicals unit. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of Portola Pharmaceuticals, a biopharmaceutical company, from 2006 to 2013, and she served on the board of Western Wireless, a cellular network operator, from 2004 until the acquisition of the company by Alltel in mid-2005. From 2003 until 2011, Ms. Phillips served on the Board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As senior vice president for pharmaceutical development and general manager for Enbrel®, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Dennis A. Carson, M.D.

Dr. Carson has been a member of our Board since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences (ISS) that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals, a pharmaceutical company. Dr. Carson is director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. The Board believes that Dr. Carson’s significant experience in research and development provides important insights for the strategy of the Company, particularly with regard to scientific opportunities for development by our Company. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine, as well as the American Association for Cancer Research, the American Society for Clinical Investigation, the American Society of Hematology and the Association of American Physicians. He received his M.D. from Columbia University and his B.A. from Haverford College. Dr. Carson completed his residency in internal medicine and a postdoctoral fellowship at the University of California, San Diego.

Dino Dina, M.D.

Dr. Dina has been a member of our Board since May 1997 and was our CEO from May 1998 until May 2013. From May 1997 to June 2010, Dr. Dina was also our president. From 1982 until he joined us in 1997, Dr. Dina was an employee of Chiron Corporation, a pharmaceutical company. At Chiron, Dr. Dina held a series of positions with increasing responsibility. He ultimately served as president of Chiron Vaccines (formerly Biocine Company), which he directed from its inception in 1987. Under Dr. Dina’s direction, Chiron Vaccines received the first-ever approval of an adjuvanted influenza vaccine in Italy, successfully completed development of the first genetically engineered pertussis vaccine and conducted clinical trials for vaccines to prevent HIV, herpes simplex type II, cytomegalovirus and hepatitis B infections. The virology group he directed was responsible for several key scientific findings, including the discovery, cloning and sequencing of the hepatitis C virus, and the cloning and sequencing of the viral genomes for HIV and hepatitis A viruses. Prior to joining Chiron, Dr. Dina was employed at Albert Einstein College of Medicine in Bronx, New York, as an assistant professor of genetics from 1977 to 1982. The Board believes that Dr. Dina’s extensive involvement with the founding and development of the Company provides experience invaluable to understanding the science of the Company, and his scientific and commercial experience, particularly in vaccines, provides valuable scientific and strategic input to our Company. He received his M.D. from the University of Genoa Medical School in Italy.

Eddie Gray – CEO and Director

Mr. Gray joined Dynavax as CEO and was appointed to our Board in May 2013. Most recently, Mr. Gray served as the President of Pharmaceuticals Europe at GlaxoSmithKline plc (GSK) since 2008 and as Senior Vice President and General Manager of Pharmaceuticals UK from 2001 through 2007. In both roles, he was instrumental in the launch, commercialization and strategic development of GSK’s vaccine portfolio. Prior to the formation of GSK, Mr. Gray was with SmithKline Beecham from 1988 through 2000 serving in various positions of increasing responsibility, including Vice President and Director of Anti-Infectives Marketing in the US, Vice President and Director of the Vaccines Business Unit in the US, and Vice President and General Manager of Pharmaceuticals in Canada. Our Board believes that Mr. Grays’s more than 30 years of pharmaceutical industry experience, including, most recently, as the President of Pharmaceuticals Europe at GSK, a leading pharmaceutical company, and other senior management roles at GSK and its predecessor, where he was responsible for the launch, commercialization and strategic development of vaccines and other products, will enable him to provide commercial and strategic leadership to the Company. Mr. Gray received a Bachelor of Science degree in Chemistry and Management Studies from the University of London and an MBA from the Cranfield School of Management in the UK.

Denise M. Gilbert, Ph.D.

Dr. Gilbert has been a member of our Board since March 2004. From 2001 to 2002, she served as CEO of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Corporation), a genomic technologies company, and from 1993 to 1995, she was Chief Financial Officer and Executive Vice President of Affymax, a biopharmaceutical company. From 1986 through 1993, Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. The Board believes that Dr. Gilbert’s background in finance and support of growing life sciences companies provides particularly important strategic insights for the Board in setting strategy and reviewing the operations of the Company. Dr. Gilbert is also the Chairperson of the Audit Committee of the Board, or the Audit Committee, and the Audit Committee financial expert. Dr. Gilbert serves on the board of Cytokinetics, Inc., a biopharmaceutical company, and KaloBios Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.

There are no family relationships among any of our executive officers and directors.

PROPOSAL 2

AMENDMENTS TO THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Background

The Board of Directors has approved a series of proposed amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), that would:

•

effect a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of the Company’s common stock;

•

for reverse stock splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively.

Under these proposed amendments, each 4, 5, 6, 7, 8, 9 or 10 shares of common stock currently outstanding or reserved for issuance would be combined, converted and changed into one share of common stock. At the same time, for reverse stock splits in the range of 1-for-4 to 1-for-10, the number of authorized shares of the Company’s common stock would be reduced from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively. The combined effect of each of the alternative amendments (each of which is referred to in this proxy statement as a “Reverse Stock Split”) is illustrated in the table below:

	Amendment No.1 (see Appendix A-1)	Amendment No.2 (see Appendix A-2)	Amendment No.3 (see Appendix A-3)	Amendment No.4 (see Appendix A-4)	Amendment No.5 (see Appendix A-5)	Amendment No.6 (see Appendix A-6)	Amendment No.7 (see Appendix A-7)
Reverse Stock Split Ratio	4:1	5:1	6:1	7:1	8:1	9:1	10:1
Number of Authorized Shares of Common Stock	174,500,000	139,500,000	116,500,000	99,500,000	87,000,000	77,500,000	69,500,000

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board of Directors following the Annual Meeting and prior to the 2015 Annual Meeting. The Board of Directors has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board of Directors will have the sole discretion, until the 2015 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares - 4, 5, 6, 7, 8, 9 or 10 – of common stock which will be combined into one share of common stock, as well as the corresponding reduction in the authorized number of shares of common stock, as applicable. The Board of Directors believes that stockholder approval of these seven selected reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. The corresponding alternative reductions in the authorized common stock for reverse stock splits in the range of 1-for-4 to 1-for-10 are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company. They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance.

If the Board of Directors determines to effect one of the alternative Reverse Stock Splits by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the

Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board of Directors in its discretion to effectuate the Reverse Stock Split in any of the ratios and with the corresponding reductions in authorized common stock as described in the table above, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, are set forth in Appendices A-1 through A-7 to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split.

If the Board of Directors elects to effect a Reverse Stock Split following stockholder approval, for Reverse Stock Splits in the range of 1-for-4 to 1-for-10, the number of issued and outstanding shares of common stock would be reduced in accordance with a reverse split ratio selected by the Board of Directors from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.001 per share. The amendment would also change the number of authorized shares of common stock as described above. Currently, the Board of Directors does not have any plans with regard to the issuance of additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

Reasons for The Reverse Stock Split

Although none of the proposed Reverse Stock Splits will have the effect of increasing the Company’s equity market capitalization, we believe that implementing one of the alternative Reverse Stock Splits will provide benefits to the Company and our existing stockholders in a number of ways, including:

1.	Providing a Sufficient Level of Authorized Shares of Common Stock Available for Issuance. Our Certificate of Incorporation currently authorizes 350,000,000 shares of common stock for issuance. As of February 28, 2014, 349,564,650 shares of common stock were either issued and outstanding or reserved for issuance, which equates to 99.9% of the authorized shares. Specifically, as of February 28, 2014:

•	262,855,958 shares of common stock were issued and outstanding;

•

25,984,279 shares of common stock were reserved for issuance under the Company’s 2011 Equity Incentive Plan (as amended), 738,750 shares of common stock were reserved for issuance under the Company’s 2010 Employment Inducement Award Plan and 3,983,777 shares of common stock were reserved for issuance under the Company’s 2004 Equity Incentive Plan;

•	108,013 shares of common stock were reserved for issuance under the Company’s 2014 Employee Stock Purchase Plan;

•	12,463,873 shares of common stock were reserved for issuance in connection with outstanding warrants; and

•	43,430,000 shares of common stock were reserved for conversion of outstanding Series B convertible preferred stock into common stock.

Because only 0.1% of the authorized shares under our Certificate of Incorporation remain available for issuance, we require additional available authorized shares of common stock to provide for any potential future stock issuances to raise capital, effect acquisitions and/or provide equity incentives to our employees. At present, we do not have any plans or arrangements to issue additional shares of common stock other than shares currently reserved for issuance under our existing equity incentive plans and upon conversion of our outstanding Series B convertible preferred stock and warrants.

2.	Stock Price Volatility. We have been advised by certain institutional investors, as well as by our financial advisors, that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

3.	Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

4.	Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Reasons for the Decrease in Authorized Shares

As a matter of Delaware law, implementation of any of the Reverse Stock Split does not require a change in the total number of shares of our common stock authorized under our Certificate of Incorporation. However, for Reverse Stock Splits in the range of 1-for-4 to 1-for-10, the corresponding alternative reductions in the authorized common stock are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company. They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock.

Board Discretion to Implement Reverse Stock Split

If the alternative Reverse Stock Splits are approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board of Directors that one of the Reverse Stock Splits (with a reverse split ratio and reduction in authorized common stock determined by the Board of Directors as described above) is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits. If the Board fails to implement any of the Reverse Stock Splits before the 2015 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Splits, the Board of Directors will be authorized to proceed with any of the alternative Reverse Stock Splits that it selects in its sole discretion. In determining whether to proceed with a Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the NASDAQ Capital Market listing requirements, our additional funding requirements, and the amount of our authorized but unissued common stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

After any of the Reverse Stock Splits, each stockholder will own a reduced number of shares of common stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of common stock after the Reverse Stock Split. At the time of the Reverse Stock Split, for reverse stock splits in the range of 1-for-4 to 1-for-10, the number of authorized shares of the Company’s common stock would be reduced from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively, as described above. Despite this reduction, the number of authorized but unissued and unreserved shares of common stock would be increased significantly by the Reverse Stock Split. For example, based on the 262,855,958 shares of common stock outstanding on February 28, 2014 and the 350,000,000 shares of common stock that are authorized under the Certificate of Incorporation, a 1-for-10 Reverse Stock Split (and corresponding reduction in authorized common stock to 69,500,000) would have the effect of increasing the number of authorized but unissued and unreserved shares of common stock from 435,350 to 34,543,535. The Board of Directors currently has no plans regarding the issuance of such additional available authorized but unissued and unreserved shares.

The increase in the number of shares of authorized but unissued and unreserved common stock will have an ‘anti-takeover effect’ by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or Bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and Bylaws.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance under the Company’s 2011 Equity Incentive Plan, as amended (the “2011 Equity Plan”), the 2010 Employee Inducement Award Plan (the “Inducement Award Plan”) and the 2004 Stock Incentive Plan (the “2004 Plan”) in proportion to the reverse split ratio of the Reverse Stock Split. At February 28, 2014 the number of shares of common stock authorized for issuance but unissued under the 2011 Equity Plan is 25,984,279, under the Inducement Award Plan is 738,750 and under the 2004 Plan is 3,983,777.

The Company also has outstanding as of February 28, 2014 certain stock options to purchase approximately 20,032,951 shares of common stock. Under the terms of the various instruments governing the Company’s outstanding stock options, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of such stock options in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options. In connection with the Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

The following table contains approximate information relating to the common stock under each of the proposed amendments based on share information as of February 28, 2014:

	Pre-Reverse Split	4:1	5:1	6:1	7:1	8:1	9:1	10:1
Authorized	350,000,000	174,500,000	139,500,000	116,500,000	99,500,000	87,000,000	77,500,000	69,500,000
Outstanding	262,855,958	65,713,990	52,571,192	43,809,326	37,550,851	32,856,995	29,206,218	26,285,596
Reserved for future issuance pursuant to employee benefit plans	108,013	27,003	21,603	18,002	15,430	13,502	12,001	10,801
Reserved for future issuance pursuant to outstanding options, RSUs and warrants	43,170,679	10,792,670	8,634,136	7,195,113	6,167,240	5,396,335	4,796,742	4,317,068
Reserved for conversion of Series B convertible preferred stock	43,430,000	10,857,500	8,686,000	7,238,333	6,204,286	5,428,750	4,825,556	4,343,000
Authorized but unissued and unreserved	435,350	87,108,837	69,587,069	58,239,226	49,562,193	43,304,418	38,659,483	34,543,535

No fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, the common stock would continue to be reported on the NASDAQ Capital Market under the symbol “DVAX”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Reverse Stock Split will be four, five, six, seven, eight, nine or ten times, as applicable, the price per share of the common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board of Directors elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of the filing (the “Effective Time”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board of Directors among the choices set forth in this Proposal Two. If the Board of Directors fails to implement any of the Reverse Stock Splits before the 2015 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Computershare Investor Services, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the closing sales price of the common stock as reported on the NASDAQ Capital Market on the last trading day immediately preceding the Effective Time. As of April 10, 2014, there were approximately 84 stockholders of record of the common stock. Upon stockholder approval of this proposal, if the Board of Directors elects to implement the Reverse Stock Split the Company does not expect that cashing out fractional stockholders would reduce the number of stockholders of record.

The Board reserves the right to abandon the Reverse Stock Splits without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to Company stockholders of the Reverse Stock Split. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the common stock outstanding will be required to approve the Reverse Stock Splits and the corresponding amendment to the Certificate of Incorporation to effect the Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2014 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan, or the 2014 ESPP, at the Annual Meeting. The 2014 ESPP was approved by the Board in April 2014, subject to approval by our stockholders. The 2014 ESPP is intended to replace the Dynavax Technologies Corporation 2004 Employee Stock Purchase Plan, or the 2004 ESPP, which expired in January 2014. No additional purchase rights may be granted under the 2004 ESPP. However, all outstanding purchase rights under the 2004 ESPP (which were granted pursuant to offerings that began prior to expiration of the 2004 ESPP) will continue to be subject to the terms of the 2004 ESPP and may be exercised for up to the number of shares of our common stock that remain available for future purchase under the 2004 ESPP.

Approval of the 2014 ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2014 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 3 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the 2014 ESPP will be 500,000 shares, prior to giving effect to any reverse stock split, as contemplated by Proposal 2. As of April 10, 2014, 108,013 shares of our common stock remained available for future purchase under the 2004 ESPP and a total of 262,855,958 shares of our common stock were outstanding.

If this Proposal 3 is approved by our stockholders, the 2014 ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the 2014 ESPP will not become effective.

Summary of the 2014 Employee Stock Purchase Plan

The material features of the 2014 ESPP are outlined below. The following description of the 2014 ESPP is a summary only and is qualified in its entirety by reference to the complete text of the 2014 ESPP. Stockholders are urged to read the actual text of the 2014 ESPP in its entirety, which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the 2014 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the 2014 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board has the power to administer the 2014 ESPP and may also delegate administration of the 2014 ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the 2014 ESPP to the Compensation Committee of the Board, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal 3. The Plan Administrator has the final power to construe and interpret both the 2014 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the 2014 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2014 ESPP.

Stock Subject to 2014 ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2014 ESPP is 500,000 shares, prior to giving effect to any reverse stock split, as contemplated by Proposal 2. If any rights granted under the 2014 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the 2014 ESPP. The shares of common stock purchasable under the 2014 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The 2014 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the 2014 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2014 ESPP) may participate in offerings under the 2014 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the 2014 ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2014 ESPP.

No employee will be eligible to participate in the 2014 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of April 10, 2014, approximately 94 of our 95 employees are eligible to participate in the 2014 ESPP.

Participation in the 2014 ESPP

An eligible employee may enroll in the 2014 ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions as specified by the Plan Administrator, which may be up to 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of April 10, 2014, the closing price of our common stock as reported on the NASDAQ Capital Market was $1.61 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the 2014 ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the 2014 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the 2014 ESPP.

Termination of Employment

A participant’s rights under any offering under the 2014 ESPP will terminate immediately upon either (i) termination of the participant’s employment with us (or any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the 2014 ESPP) or (ii) any other circumstance or event that causes the participant to no longer be eligible to participate in the offering. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the 2014 ESPP are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2014 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the 2014 ESPP and described below), each outstanding purchase right under the 2014 ESPP will be assumed or an equivalent right will be substituted for such purchase right by the surviving or acquiring corporation (or its parent or subsidiary), unless the Plan Administrator determines to shorten any offering periods then in progress by setting a new purchase date prior to the corporate transaction. If the Plan Administrator sets such a new purchase date, then the Plan Administrator will notify each participant that the purchase date for the participant’s outstanding purchase rights has been changed to such new purchase date and that either: (i) the participant’s outstanding purchase rights will be exercised automatically on such new purchase date, unless the participant withdraws from the applicable offering prior to such new purchase date, and such purchase rights will terminate immediately after such exercise; or (ii) in lieu of such exercise, we will pay to the participant on such new purchase date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock subject to the participant’s outstanding purchase rights on such new purchase date and the applicable exercise price due had such purchase rights been exercised automatically on such new purchase date, and such purchase rights will terminate immediately after such payment.

For purposes of the 2014 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (ii) the sale, transfer or other disposition of all or substantially all of our assets (including the capital stock of our subsidiary corporations); (iii) our complete liquidation or dissolution; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which we are the surviving entity but in which securities possessing more than 40% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than us or employee benefit plan sponsored by us) of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the 2014 ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the 2014 ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2014 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the 2014 ESPP. The 2014 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the 2014 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the shares are disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the shares are later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the 2014 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the 2014 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2014 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2014 ESPP. Our non-employee directors will not be eligible to participate in the 2014 ESPP.

Required Vote and Board of Directors Recommendation

Stockholder approval of this Proposal 3 requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The 2014 ESPP will not go into effect if our stockholders do not vote “FOR” approval of the 2014 ESPP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

We held our first stockholder advisory vote on executive compensation, commonly referred to as a “say-on-pay vote,” at our 2011 Annual Meeting. At that meeting, over 99% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. At that time, our stockholders also voted in favor of holding a say-on-pay vote once every three years. Subsequently, our Board of Directors adopted a policy consistent with that preference and accordingly, we are holding our second say-on-pay vote at this year’s Annual Meeting.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.

Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, but that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our company to be in a position to move forward with our business strategy.

Our Board of Directors is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is advisory and the outcome is not binding on our Board of Directors, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board of Directors and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2017 annual meeting of stockholders.

Approval of this advisory proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board has approved Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young has audited our financial statements since 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 5 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

AUDIT FEES

In connection with the audit of our 2013 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by Ernst & Young, our principal auditors. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2013	2012
Audit Fees(1)	$1,048,333	$843,621
Audit Related Fees	—	—
Tax Fees(2)	4,800	21,475
All Other Fees(3)	2,000	1,455

Total Fees	$1,055,133	$866,551

(1)

Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2013 and 2012, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include international tax planning activities and analysis of net operating losses following changes in stock ownership.

(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual express case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young LLP are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 10, 2014:

Name	Age	Position
Eddie Gray(1)	54	CEO and Director
Michael S. Ostrach	62	Vice President, Chief Business and Principal Financial Officer, General Counsel and Secretary
Robert L. Coffman, Ph.D.	67	Senior Vice President, Chief Scientific Officer
Robert Janssen, M.D.	60	Vice President, Chief Medical Officer
David Novack	52	Senior Vice President, Operations and Quality

(1)	Please see “Class I Director Nominees” in this proxy statement for more information about Eddie Gray.

Michael S. Ostrach – Vice President, Chief Business Officer, General Counsel and Principal Financial Officer

Mr. Ostrach joined Dynavax in 2006 as Vice President, Chief Business Officer and General Counsel and became Principal Financial Officer in October 2013. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as general counsel and finally as Senior Vice President of corporate affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Robert L. Coffman, Ph.D. – Senior Vice President and Chief Scientific Officer

Dr. Coffman was our Vice President and Chief Scientific Officer since December 2000 and was appointed Senior Vice President in January 2014. Dr. Coffman joined Dynavax from the DNAX Research Institute where he had been since 1981, most recently as Distinguished Research Fellow. Prior to that, he was a postdoctoral fellow at Stanford University Medical School. Dr. Coffman has made fundamental discoveries about the regulation of immune responses in allergic and infectious diseases. He shared the William S. Coley Award for Research in Immunology for discovery of the Th1 and Th2 subsets of T lymphocytes, the two major types of T cells that control most immune responses. Dr. Coffman received his Ph.D. from the University of California, San Diego and his A.B. from Indiana University. In 2006, Dr. Coffman was elected to the National Academy of Sciences.

Robert Janssen, M.D. – Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs

Dr. Janssen joined Dynavax in March 2010 as Senior Director, Clinical Development. In November 2012, Dr. Janssen was promoted to Vice President Medical Affairs and was appointed to the position of Chief Medical Officer and Vice President, Clinical Development in July 2013. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the US Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

David Novack – Senior Vice President, Operations and Quality

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, policies and practices for the following executives, who are referred to in the Compensation Discussion and Analysis and in the subsequent tables as our named executive officers, or NEOs.

•	Eddie Gray, CEO and Director;

•	Michael S. Ostrach, Vice President, Chief Business and Principal Financial Officer and General Counsel;

•	Robert L. Coffman, Ph.D., Senior Vice President and Chief Scientific Officer;

•	Robert Janssen, M.D., Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs; and

•	David Novack, Senior Vice President, Operations and Quality.

It also describes the compensation provided to certain executive officers who terminated their employment with the company during our fiscal 2013 and as to whom reporting is required under SEC rules.

OUR MISSION AND OUR COMPENSATION PHILOSOPHY

Dynavax is a clinical-stage biopharmaceutical company, focused on developing products to prevent and treat infectious and inflammatory diseases and cancer based on Toll-like Receptor biology and its ability to modulate the innate immune system. The development and testing of our products requires in-depth knowledge and expertise across many different specialty areas, as well as teamwork and collaboration among our employees. To achieve our corporate mission requires talented and motivated employees at all levels. Accordingly, our compensation programs are designed to provide a competitive compensation package in order to attract and retain talented employees, as well as to provide levels of pay and benefits that are internally fair and consistent across the Company.

At higher levels within the organization, our compensation programs provide for increasing levels of performance-based pay, resulting in greater incentive opportunities to our more senior-level employees, but likewise presenting more down-side risk if performance is below expected levels. At the executive officer level, the majority of compensation is provided in the form of performance-based pay, or “pay at risk,” so that the interests of our executives are closely aligned with the interest of our stockholders, and these executives are motivated and incentivized to create shareholder value over the long term.

Although 2013 was a challenging year for us on several fronts, we believe that our executive compensation philosophy and programs assisted us in successfully navigating these challenges, such that we were able to put new leadership in place quickly and effectively, and during this transition, continue to make significant progress on our products and programs. In late 2012, our Phase 3 Clinical Study of HEPLISAV-BTM (also known as “HEPLISAV”) was reviewed by the U.S. Food and Drug Administration’s (“FDA”) independent reviewing panel for biologic license applications, and although the resulting vote was fully supportive regarding efficacy, the panel was divided as to the sample size of our safety study. As a result, in February of 2013, we received the FDA’s “complete response letter,” or CRL, indicating further study was necessary before HEPLISAV could be approved for commercial use. Within a relatively short period of time thereafter, however, our senior leadership reached agreement with the FDA on the parameters of a new clinical study, and by October of 2013, we announced our plans for implementing that study. Consistent with that announcement, we initiated this study in the first quarter of 2014. During 2013, we also made significant progress in strengthening the organization in its transition toward commercialization, raising capital and advancing our pipeline of other programs. Thus, we ended the year well-positioned to execute on our business strategy in 2014.

HIGHLIGHTS OF OUR 2013 EXECUTIVE COMPENSATION PROGRAM

During 2013, we made a number of changes to our executive leadership to better address our stage of clinical development, as we move toward commercialization of our products. We believe that the executive compensation programs that we put in place over the years provided a solid foundation and facilitated our making these changes in an orderly and effective manner. Highlights from our 2013 executive compensation programs include:

•	In 2013, a substantial majority of the compensation to be paid to our new Chief Executive Officer under his employment agreement is performance-based pay.

•	A significant percentage of the compensation awarded to our other executive officers was also performance-based.

•

The employment and consulting agreements negotiated with incoming and outgoing members of our leadership team are generally reflective of market practices and have enabled us to continue all operations and work smoothly through our changes in leadership this year.

Several key features of our executive compensation practices and programs demonstrate good governance, and we continued these practices in 2013, including:

•	We do not provide our executive officers with any supplemental deferred compensation or retirement benefits, and we have not provided our executive officers with any tax gross-ups.

•

We have continued to maintain a “no-hedging” policy in our insider trading policy, which prohibits our directors and executive officers from hedging the economic interest in the Company shares they hold.

•

The terms of our 2011 Equity Incentive Plan, from which we made all equity awards in 2013, reflect best practices in equity compensation, including an express prohibition on repricings or exchanges of underwater stock options.

Results of our First Say-on-Pay Vote.    We conducted our first advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, at the Company’s 2011 Annual Meeting. At that time, approximately 99% of the votes affirmatively cast on the advisory say-on-pay proposal were voted in favor of the compensation of our named executive officers. The Compensation Committee understood this level of approval to indicate strong stockholder support for our executive compensation policies and programs generally, and as a result, our Compensation Committee has not made any fundamental changes to our executive compensation programs in the past three years.

At our 2011 Annual Meeting, our stockholders also voted in favor of holding this advisory vote on executive compensation every three years. In light of this expression of stockholder preference, our Board implemented a policy to hold the advisory vote on executive compensation every three years. The Board believes that a triennial advisory vote is appropriate in light of our goal of tying our pay programs to the long-term performance of our Company. It is also appropriate in light of the time required to develop, seek approval of and commercialize products in our industry. Under this policy, our stockholders will have a second opportunity to vote on an advisory basis on the compensation of our named executive officers at this 2014 Annual Meeting of Stockholders.

Compensation Objectives, Elements and Process

Objectives.    Our executive compensation programs are designed to:

•	Attract and retain talented executive officers;

•	Create a team-oriented workplace that promotes innovation, high-quality scientific and technical accomplishments, as well as calculated risk-taking to achieve our objectives;

•	Motivate our executives to achieve our business plans and strategic objectives over the short- and long-term; and

•	Align the interests of executives to those of our stockholders;

Mix of Key Compensation Elements.    To achieve these objectives, our executive compensation program provides a mix of compensation elements, including base salary, annual cash-based incentive awards, equity compensation, as well as severance and change of control benefits. In addition, our executives are eligible to participate in the broad-based employee benefit plans generally available to all other employees, including health and 401(k) coverage, on the same terms as other employees.

We do not use a strict weighting system among compensation elements for each named executive officer but instead consider the total compensation necessary to motivate and retain these individuals with a mix that places greater weight on performance-based components, including annual cash incentive compensation and equity compensation at more senior levels. We believe that a mix of both cash and equity incentives is appropriate, as cash incentives reward named executive officers for achieving near-term results, while equity incentives motivate them to increase stockholder value over the longer term.

Role of our Compensation Committee.    The Compensation Committee of the Board, or the Compensation Committee, is primarily responsible for setting the compensation of our named executive officers each year. In this regard, our Compensation Committee:

•	Approves the compensation elements, and sets the compensation levels for each of our named executive officers;

•

Reviews and approves the corporate goals and objectives for the performance-based elements of compensation for our named executive officers at the beginning of the year; and at the end of the year, evaluates their performance in light of such goals and objectives; and

•	Approves the terms of any employment agreements, as well as any severance and change in control agreements for the named executive officers.

In setting our executive compensation, the Compensation Committee generally reviews and considers a broad range of information and material, including company financial and operational reports and projections, company stock performance data, analyses of historical compensation levels for our named executive officers and current company-wide compensation levels, survey and peer company market data, total compensation that may become payable to our named executive officers in various hypothetical scenarios (tally sheets), executive stock ownership information, the recommendations of our CEO and our human resources department as well as the advice and guidance of the Compensation Committee’s independent compensation consultant.

When individuals are being recruited to join the Company at executive levels, as happened this year, the Committee will generally place greater weight on the individual’s background and experience, compensation levels at previous jobs, and the levels and types of compensation that might be offered by other companies with whom we compete for executive talent in setting compensation levels. In determining compensation levels for continuing executives, the Compensation Committee will often place more weight on factors such as past performance and internal equity.

Role of the Compensation Committee’s Independent Compensation Consultant.    Since 2010, the Compensation Committee has retained Arnosti Consulting, Inc., or Arnosti, as its independent compensation consultant. Since then, the Committee has met regularly with Arnosti, both with and without management present, depending upon the topic being discussed.

In March of 2013, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

•	The provision of other services to the Company;

•	The amount of fees paid to Arnosti by the Company;

•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and

•	Any Dynavax stock owned by Arnosti or the individual compensation advisors employed by Arnosti.

Based on its review of this information, the Compensation Committee determined that the work of Arnosti and the individual compensation advisors employed by Arnosti as compensation consultants did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.

In 2013, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2013, Arnosti assisted the Compensation Committee by:

•	Reviewing and making recommendations relating to the composition of the group of Peer Companies that we used in reviewing our executive compensation levels;

•

Reviewing and analyzing existing compensation levels and practices for our named executive officers in comparison to those of our Peer Companies, using Radford’s 2012 Global Life Sciences survey data (described below) as well as 2011 proxy data accessed through Equilar Data Services, Inc., or Equilar;

•	Providing recommendations on ways that our cash- and equity-based compensation programs might be improved; and

•	Reviewing the Compensation Discussion and Analysis for inclusion in our proxy statement.

Arnosti took direction from the Compensation Committee Chair and interacted with management, including our human resources, finance, and legal departments, as well as our CEO and our President, to obtain financial data and information about the organization, utilization of the equity program and the pool available for awards, and employee performance. Also during 2013, Arnosti provided the Board with a review of competitive data from the peer group on Board compensation, and no changes were made to Board compensation as a result of this review.

Role of our Management.    Historically, our human resources, finance and legal departments have worked together with our CEO to make recommendations to the Compensation Committee on the structure and design of our executive compensation programs. In addition, these management groups work together to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, and to prepare peer data comparisons and other briefing materials for the Compensation Committee. Our CEO has then presented those proposals, along with any background information, to the Compensation Committee for review and consideration. The Compensation Committee may approve, modify, or reject those proposals, or may request additional information from management (or its own consultant) on those matters.

For setting compensation levels for executives other than our CEO, the Compensation Committee will solicit and consider the recommendations of the CEO, including his review of the officer’s performance and contributions in the prior year, and his recommendations for the potential compensation levels that should be set for each executive officer for the coming year.

With respect to our CEO, the Compensation Committee has historically prepared an evaluation of the CEO, which it then submits to the independent members of the Board for their review and consideration. The Compensation Committee also submits to the independent Board members its recommendations for CEO compensation. The final compensation elements and levels for the CEO are then determined by the independent members of the Board.

No executive officer is present or participates directly in approving the amount of any component of his or her own compensation package.

Factors Considered in Establishing Compensation.    In any given year, our Compensation Committee may consider some or all of the factors listed below in determining the amount and form of each of the key elements of our compensation program. As discussed above, the relative weight given any particular factor will vary depending on whether the Committee is determining compensation for an executive being recruited to join the company or for a continuing member of our executive team. The relative weight given to any one of these factors may also vary as to any individual named executive officer, and as to any element of compensation, in the discretion of the Compensation Committee. The factors considered by our Compensation Committee include:

•

The philosophy that the total compensation opportunity should increase with the level of responsibility. For example, the total compensation opportunity of our CEO will be greater than that of our other executive officers due to his greater responsibilities;

•	The desired mix of compensation elements, including the amount of compensation that will be earned based on target corporate or individual performance;

•

Historical and anticipated future corporate and individual performance, including the need to motivate named executive officers to address particular business challenges that are unique to any given year;

•	Budget constraints for salary, bonus and equity adjustments;

•	Data from our Peer Companies, as well as survey and market data covering our industry and geographic region, generally;

•	The potentially dilutive effect of our equity compensation practices on our stockholders;

•	Broader economic conditions, to ensure that our compensation strategies are effective yet responsible, in light of the sometimes unpredictable macroeconomic environment in which we operate.

Our Compensation Committee also considers the recommendations of its consultant, Arnosti, as well as those of our CEO and our senior human resources professionals, because of their direct knowledge of the role and contributions of the other named executive officers.

Use of Peer Data.    Our Compensation Committee considers market practices for compensating our named executive officers using data for similarly-situated executives to evaluate the three major components of our compensation program: base salary, annual cash incentive compensation, and equity awards. In 2013, our human resources department and Arnosti provided the Compensation Committee with data for similarly-situated executives drawn from the following sources:

•

For cash-based compensation elements, the Radford Global Life Sciences Survey (“Radford”) as well as original proxy data compiled by Equilar. Proxy data provides direct comparisons for executives in peer companies for certain roles, while the Radford survey data provides comparative data on all of our executive roles, not simply roles reported in proxy filings.

•	For equity compensation, the Equilar surveys on equity awards granted to similarly-situated executives at our Peer Companies.

Our Compensation Committee does not aim to set compensation components at specific benchmark levels, and the compensation levels for our executives cover a wide range of percentile rankings against our peer companies. However, our Compensation Committee finds the peer data to be useful as a reference point when it analyzes whether the target total cash compensation opportunity and the target total equity compensation opportunity for each of our named executive officers are within an appropriate range compared to similarly-situated executives at our peer companies. In this regard, the peer data can serve as a guidepost in evaluating whether our overall executive compensation programs are providing sufficient incentive opportunities and retention components given the competitive market that exists for talented and experienced executives.

Our Peer Companies were originally selected because these companies were in our industry sector, were at a stage of product development similar to Dynavax, and were of similar size to Dynavax in terms of revenue, market capitalizations, and number of employees. In addition, the Compensation Committee believes that this list represents the companies with which we generally compete for executive talent.

To determine the appropriate peer group of companies for purposes of 2013 executive compensation decisions, in November 2012, our Compensation Committee reviewed the list of companies in light of the Company’s strategic business direction and market data provided by Arnosti. Based on this review, our Compensation Committee determined that no substantive changes were necessary or appropriate, other than the elimination of a company that had been acquired during 2012 (Micronet). Thus, the companies that comprised our Peer Group for 2013, identified below, were substantially similar to the companies included in our Peer Group for 2012:

Affymax, Inc.	Alexza Pharmaceuticals, Inc.	Anika Therapeutics, Inc.	Arena Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Corcept Therapeutics Incorporated	Cytokinetics, Incorporated	Cytori Therapeutics, Inc.
Depomed, Inc.	Geron Corporation	Idenix Pharmaceuticals, Inc.	InterMune, Inc.
Nektar Therapeutics	Novavax, Inc.	Orexigen Therapeutics, Inc.	Peregrine Pharmaceuticals Inc.
Repligen Corporation	Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.	Sunesis Pharmaceuticals, Inc.
Synta Pharmaceuticals Corp.	Targacept, Inc.	Threshold Pharmaceuticals, Inc.	Vical Incorporated
XenoPort, Inc.	XOMA Corporation

Analysis of Elements of 2013 Compensation for Our Named Executive Officers

Our 2013 executive compensation program consists of three principal components: base salary; annual cash-based incentive awards; and equity-based awards. In addition, we provide severance and change in control benefits to our named executive officers, and they are eligible to participate in the broad-based employee benefit programs available to all other employees, and through the end of 2013, in a supplemental executive health program.

Base Salary.    Base salary represents a fixed component of the total target compensation opportunity that we provide to our named executive officers. Where the majority of executive compensation is “at risk” in the form of annual cash incentive bonuses and stock-based incentive compensation, base salaries provide our named executive officers with a source of stable income. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to retain a stable executive team.

Our Compensation Committee generally reviews the base salaries of our named executive officers in the first quarter of every year. In early 2013, the Compensation Committee considered the base salaries of each then-current executive officer in light of the peer group data. The Compensation Committee also considered each named executive officer’s current responsibilities, the importance of his or her role in achieving the Company’s goals and objectives for the coming year, and the named executive officer’s level of performance in 2012. In addition, the Compensation Committee considered the increasingly competitive environment for top talent in the Bay Area, the need to retain key executives in this competitive environment, and the fact that the company had generally budgeted a three to four percent salary increase for its U.S. employees.

Based on its consideration of these factors, for our continuing named executive officers, the Compensation Committee determined that salary increases of approximately three percent were appropriate for Mr. Ostrach and Dr. Coffman. Dr. Janssen did not receive an increase in base pay as part of the Committee’s overall review of executive compensation in early 2013, but he did receive a 17-percent increase in base pay in July of 2013 at the time of his promotion to the position of Vice President and Chief Medical Officer, in order to take into account the increased responsibilities of this role.

With respect to our former executive officers, Ms. Lew was provided an increase in base salary of nine percent, in consideration of her assumption of greater responsibilities and provision of critical support to the company in the finance function during a period of significant transition. In addition, Dr. Tuck received an increase in base pay of four percent, in line with the adjustments granted other employees. No other executive officer was provided an increase in base salary in 2013, including Dr. Dina and Dr. Martin.

The base salaries for Mr. Gray and Mr. Novack were negotiated and established in connection with their respective employment agreements and generally reflect the negotiation of the parties. In the negotiations with Mr. Gray, our Compensation Committee was provided, and relied upon, Peer Company and broader market data provided by its independent compensation consultant, Arnosti. In the case of Mr. Novack (where negotiations were generally conducted by our human resources department), the elements and levels of compensation provided in his employment agreement are also within the guideposts that the Committee looked to in the peer-company and broader market data. With respect to both Mr. Gray and Mr. Novack, the compensation levels also reflect the level of responsibility that each was expected to assume within, and relative to, our executive leadership team.

Annual Cash-Based Incentive Awards.    Our annual cash incentive compensation program is designed to provide focus and incentives for our executives to achieve relatively short-term strategic goals and objectives. Our Compensation Committee considers our annual cash incentive program to play an important role in motivating and retaining our executives. It also is a compensation element provided by most all of our peer companies, and therefore necessary for us to provide in order to remain competitive.

As in prior years, our Compensation Committee reviewed target bonus levels (expressed as a percentage of base salary) early in 2013, taking into account current target bonus levels, peer data, the relative percentage of performance-based compensation provided by the bonus opportunity, and the absolute amount of cash that could be earned at that level. Following its analysis of target bonus levels in light of all of these factors, the

Compensation Committee made no changes to target bonus percentages for any of the named executive officers, although Dr. Janssen’s target bonus percentage was increased to 50% from 40% in July of 2013, in connection with his promotion to Chief Medical Officer and to provide parity with other members of the executive team.

The 2013 target bonus for Mr. Gray of 60% of annual base pay is higher than the percentage for our other executive officers due to his role as CEO; this results in his having a higher percentage of “pay at risk.” Mr. Novack’s bonus percentage (50% of annual base pay) is consistent with the level established for our other executive officers, and also results in a significant portion of pay at risk.

In early 2013, the Compensation Committee also approved the terms of the executive annual cash bonus plan. Under the plan, our executive officers are eligible to earn a bonus based on the achievement of certain designated corporate and/or individual goals, with the weighting of corporate and individual goals determined by the Committee. For our then-current executive officers, the weightings were established in early 2013. For Messrs. Gray and Novack, their goals and weightings were established shortly after their commencement of employment. The weightings for each of our continuing named executive officers for 2013 were as follows:

Name	Allocation of Target Bonus to Corporate Goals	Allocation of Target Bonus to Individual Goals
Eddie Gray	100%	0%
Michael S. Ostrach	50%	50%
Robert L. Coffman, Ph.D.	50%	50%
Robert Janssen, M.D.	50%	50%
David Novack	50%	50%

The Compensation Committee determined that all of Mr. Gray’s bonus would be based on corporate results due to the importance of his role in determining overall company results. In the case of the other continuing named executive officers, one-half of their bonuses were determined based on corporate performance, with the other half determined based on performance on individual goals. The individual goals for each named executive officer focused on the functional or business-specific area for which that executive was responsible.

The corporate goals and their respective weighting were as follows:

Corporate Goals	Weight
• Advance HEPLISAV toward regulatory approval	50%
• Develop overall business strategy for alternative outcomes	50%

The individual goals for the continuing named executive officers included those listed below, although none was given a specific weighting for any executive. These specific goals were in addition to the general responsibilities each officer had for managing his respective functional or operational area.

Michael S. Ostrach

•	Develop strategic business plan, including strategic path forward and assessment of alternatives

•	Implement financial plan

•	Continue to focus IP portfolio and legal budgets consistent with business plan and robust and quality service

•	Advocate strategic plan both internally and externally

Robert L. Coffman, Ph.D.

•	Develop strategic plan for pipeline development

•	Initiate Phase 1 clinical trial of AZD 1419 for asthma

•	Complete preclinical development of the DV230 Ficoll adjuvant, and obtain funding period extension

Robert Janssen, M.D.

•	Complete assigned responses to questions relating to regulatory review

•	Submit and have published manuscript of trial HBV-17

•	Develop and execute strategy to support HEPLISAV in U.S. and Europe

•	Manage clinical development budget

David Novack

•	Develop revised 2013 budget and staffing estimates

•	Prepare HEPLISAV regulatory response to meet target submission dates

•	Confirm supply, distribution and quality agreements, and agree on manufacturing plan to support launch

•	Supply clinical and toxicology studies per project plans and deliver on development milestones for early stage programs

•	Align organization with company business strategy

In February 2014, the Compensation Committee evaluated the accomplishments and performance of the Company as a whole against the goals that it had established for the year. In this evaluation, the Committee took into account the company’s efforts to respond to the FDA’s complete response letter of February 2013, including discussions with the FDA and agreement on the design and scope of the next safety study for HEPLISAV. It also took into account the company’s progress on other products in the pipeline, and the improved financial condition of the company at year-end. After its consideration of all of these and other factors, including Mr. Gray’s effectiveness in leadership, the Compensation Committee determined that 95% of our 2013 corporate goals had been accomplished.

The Compensation Committee next evaluated the performance of the named executive officers against their individual goals for 2013, with input from the CEO. Based primarily on the recommendation of our CEO, as well as the observations by Committee members of these officers and their own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each named executive officers on their respective individual 2013 performance goals as follows:

•	Michael S. Ostrach – 120%

•

In making this determination, the Committee found that Mr. Ostrach met each of his individual goals, and in addition, provided significant leadership and stability to the company, and support to the Board, during a year of significant transition.

•	Robert L. Coffman, Ph.D. – 100%

•

In making this determination, the Committee found that Mr. Coffman met each of his individual goals, and in addition, that he had exceeded expectations with respect to advancing our pipeline of other products.

•	Robert Janssen, M.D. – 100%

•

In making this determination, the Committee found that Dr. Janssen met each of his individual goals. In addition, the Committee recognized that Dr. Janssen had very successfully re-engaged and rejuvenated our scientific teams at a critical time for our company, and for these reason, determined to base Dr. Janssen’s annual bonus on an annualized full-time salary, even though he had worked part-time for part of the year.

•	David Novack – 110%

•	In making this determination, the Committee found that Mr. Novack met each of his individual goals, and in addition, had been very effective in leading and re-organizing his department to align with the company’s operational and strategic goals, and in making key improvements in our operations and manufacturing divisions, especially considering the short time he had been with the company. For these reasons, the Committee determined to pay Mr. Novack a bonus based on his annualized base salary rather than the pro-rated amount based on the date he began employment with us in March of 2013.

After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Committee reviewed the proposed levels of payout. The Committee then exercised its discretion in the case of Dr. Coffman, Dr. Janssen and Mr. Novack to increase the awards in recognition of their level of contribution to the organization during the year, and approved the actual bonus payouts noted below.

With respect to our Chief Executive Officer, the Compensation Committee recommended to the independent members of the Board that an annual bonus award in excess of the actual level of corporate achievement be awarded to Mr. Gray in light of his significant leadership and contribution to the company during 2013. Following discussion, the independent members of the Board approved the award to Mr. Gray in the amount noted below for the reasons discussed above.

Name	2013 Target Bonus*	2013 Actual Bonus
Eddie Gray	$200,000	$250,000
Michael S. Ostrach	$171,088	$185,000
Robert L. Coffman, Ph.D.	$141,310	$175,000
Robert Janssen, M.D.	$147,500	$145,000
David Novack	$112,500	$155,000

*	Target amounts shown are pro-rated for Mr. Gray and Mr. Novack based on their actual period of service during 2013.

Equity-Based Awards.    Our Compensation Committee believes that properly-structured equity compensation programs align the interests of our employees with the long-term interests of our stockholders by creating a strong and direct link between employee compensation and our stock price. The Compensation Committee also believes that where our officers own shares of our common stock in sufficient amounts, they will have additional incentive to act to maximize long-term stockholder value.

We have historically granted stock options to our named executive officers. These options have an exercise price equal to the fair market value of our common stock on the date of grant and generally vest based on continued service over a four-year period. As a result of this structure, options provide a return to the named executive officer only if he or she remains employed by us, and then only if the market price of our common stock appreciates over the term of the option. We do not grant stock options at a discount to fair market value or engage in underwater stock option repricings or exchanges. We do not grant options with so-called “reload” features (i.e., options upon the exercise of an option using shares already in the holder’s possession), and we do not loan funds to named executive officers to exercise options or otherwise purchase shares of Company stock.

In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the factors described above under “Factors Considered in Establishing Compensation.” In making grants to named executive officers for 2013, the Compensation Committee considered each named executive officer’s total options outstanding as of December 31, 2012, their performance during 2013, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards, the named executive officer’s percentage of ownership of the Company, and Peer Company data from Equilar regarding ownership levels of similarly situated executives. In the case of Messrs. Gray and Novack, the amounts shown represent the stock options awarded them in connection with their commencement of employment.

Name	2013 Option Award
Eddie Gray	1,500,000
Michael S. Ostrach	200,000
Robert L. Coffman, Ph.D.	180,000
Robert Janssen, M.D.	—
David Novack	300,000

Of the named executive officers who terminated employment during our fiscal 2013, the following awards of stock options were made: Dr. Dina (120,000 shares; 20,000 of which constitute his annual option grant as a non-employee director); Ms. Lew (150,000 shares); and Dr. Tuck (200,000 shares).

In the case of Mr. Gray, his employment agreement provided for him to be granted three separate stock options: first, following his date of hire, he was granted an option to purchase 1,500,000 shares of the Company’s common stock; second, he was granted an option to purchase 750,000 shares of the Company’s common stock on January 31, 2014; and third, in the discretion of the board, an option in 2014 dependent on his performance in 2013. In negotiating these provisions with Mr. Gray, our Board determined that the size and form of these grants represented the appropriate form of equity to award its new CEO, and would provide significant incentive for Mr. Gray to achieve stock price appreciation and long-term growth for the company and our stockholders by giving him an opportunity to acquire a significant stake in the company if results are achieved.

As to Mr. Novack, his initial equity award consisted of an option to purchase 300,000 shares of our common stock, subject to our standard vesting terms, and with a fair market value equal to the closing price of our common stock on the date of grant. Based on peer company data, the size of this award represented a median-level equity award granted into connection with the hiring of a senior executive at this level.

Although Dr. Janssen was not granted a stock option in early 2013, he was granted an award of 150,000 performance-based restricted stock units in July of 2013, in connection with his appointment to Chief Medical Officer. Under this award, 50,000 units will vest upon submission of the safety study data in support of the CRL to the FDA; and the remaining 100,000 units will vest upon approval of HEPLISAV. In making this award and structuring its vesting terms, the Committee sought to provide a direct incentive to Dr. Janssen to meet both short and long-term goals related to our HEPLISAV product.

Broad Based Employee Benefits, Limited Perquisites.    In order to attract and retain employees, including the named executive officers, we believe that we must offer a competitive package of retirement, health, and welfare programs. To this end, we maintain medical, vision, dental and accidental death and disability insurance as well as paid time off and paid holidays for all of our employees. Our named executive officers are eligible to participate in these programs along with and on the same basis as our other employees. Like all of our full-time employees, our named executive officers are eligible to participate in our 401(k) plan. We believe that these benefits are consistent with the practices of our Peer Companies, and therefore are a necessary element of compensation in attracting and retaining employees.

In addition to the benefits listed above, the Compensation Committee provides, from time to time, limited perquisites to our key employees. In considering potential perquisites, the Compensation Committee reviews the cost to the Company of such benefits as compared to the perceived value we receive. For 2013, the Company continued to provide to employees at and above the level of Vice President supplemental medical insurance benefits through Exec-U-Care, although this benefit will not be offered after December 31, 2013.

We do not sponsor any defined benefit pension plan or supplemental employee retirement plans or arrangements for any of our employees.

Employment Agreement with Mr. Gray.    On April 30, 2013, we entered into an employment agreement with Mr. Gray, pursuant to which he became our CEO effective May 1, 2013. Under the terms of his at-will employment agreement, Mr. Gray will be paid an annual base salary of $500,000, and he has been paid a relocation bonus of $200,000. This amount was paid in lieu of providing Mr. Gray reimbursement for itemized relocation expenses and is intended to cover all costs associated with his relocation to the Bay Area.

Mr. Gray is also eligible to receive an annual cash bonus targeted at 60% of his base salary, dependent on performance with respect to both corporate and individual milestones, as determined by the board of directors except, that with respect to the 2013 incentive bonus, Mr. Gray will receive an amount not less than the target, pro-rated bonus for his period of service during 2013. In addition, Mr. Gray’s compensation includes (1) an option to purchase 1,500,000 shares of the Company’s common stock, (2) a second option to purchase 750,000 shares of the Company’s common stock on the date of the first meeting of the board of directors in 2014, and (3) eligibility for a third, merit-based option grant dependent on his performance in 2013 as determined by the board of directors in 2014. All options granted will have an exercise price equal to the fair market value of our common stock on the date of the grant and will vest as follows: 25% of the shares subject to the option shall vest twelve months after the vesting commencement date, and 1/48 of the shares subject to the option shall vest on the last day of each month thereafter.

On this same date, Mr. Gray also entered into a Management Continuity and Severance Agreement (the “Agreement”) with us, which provides severance payments and benefits upon an involuntary termination of employment, as well as certain change in control benefits described below. In each case, receipt of such benefits by Mr. Gray is subject to the execution of a customary general release in favor of the Company.

If Mr. Gray’s employment is involuntarily terminated other than following a Change of Control (as defined in the Agreement), Mr. Gray will be eligible to receive:

(i)	a lump-sum cash payment equal to twenty-four months of his then-effective annual base salary plus 200% of his annual target cash bonus;

(ii)	a lump-sum cash payment equal to 24 months of the cost of health care continuation coverage (COBRA);

(iii)	accelerated vesting of all outstanding equity awards subject to time-based vesting criteria granted under our Dynavax 2011 Equity Incentive Plan (the “2011 Plan”) held by him as of the date of his involuntary termination; and

(iv)	a right to exercise such vested options through the earlier of the option expiration date or three years from the date of involuntary termination.

In the event of a Change of Control, and subject to Mr. Gray’s continued service with the Company through the date immediately prior to the closing of such Change of Control, all of Mr. Gray’s then-outstanding equity awards (including but not limited to stock options and restricted stock awards) granted under the 2011 Plan will automatically accelerate and fully vest.

If Mr. Gray’s employment is involuntarily terminated within twenty-four months following a Change in Control, Mr. Gray will generally receive the same benefits as described above in connection with an involuntary termination other than in connection with a Change in Control.

Employment Agreement with Mr. Novack.    We entered into an employment agreement with Mr. Novack dated February 27, 2013, pursuant to which he became our Senior Vice President, Operations and Quality effective March 25, 2013. Under this agreement, he will be paid a base salary of $300,000, and be eligible for an annual incentive opportunity targeted at 50% of his base salary, payable upon achievement of such corporate and individual goals as established by us from time to time. Mr. Novack also received a signing bonus of $75,000, which was subject to repayment in full in the event he terminated employment with us before February 27, 2014.

Pursuant to Mr. Novack’s employment agreement, we granted him a stock option to purchase 300,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of the grant, and vesting to occur as follows: 25% of the shares subject to the option shall vest twelve months after the vesting commencement date, and 1/48 of the shares subject to the option shall vest on the last day of each month thereafter.

Consulting Agreement with Dr. Dina.    Effective May 1, 2013, in connection with his succession, Dr. Dina became a consultant to the Company and has continued serving as a member of our board of directors. Dr. Dina has been paid the amounts otherwise payable and previously disclosed under his existing Management Continuity Agreement, consisting of 24 months of base salary, 100% of his target annual bonus, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and up to 3 years to exercise his vested options.

We also entered into a consulting agreement with Dr. Dina under which he received a monthly retainer of $50,000 for a term of four months, and an option to purchase 100,000 shares of our common stock with an exercise price equal to the fair market value per share on May 1, 2013. This option vested in full on August 30, 2013, and Dr. Dina will have three months following the end of his continuous service on the Board to exercise the option.

Severance and Change of Control Benefits.    The employment of each of our named executive officers is “at will.” However, we have entered into a management continuity agreement with each of the named executive officers. The material terms of these agreements are substantially the same for each named executive officer and provide cash severance, accelerated vesting of equity-based compensation, extended option exercise periods and continuation of benefits coverage in connection with an involuntary termination of employment, with increased benefits if such termination occurs in connection with a “change in control” of the Company. These agreements also provide for accelerated vesting of equity awards in connection with a change in control, whether or not the named executive officer terminates employment in connection with that change in control event. The terms of these agreements with our named executive officers are discussed more fully in the section below under the heading “Summary of Change In Control And Involuntary Termination Arrangements.”

The Compensation Committee believes that the severance benefits and accelerated vesting offered to our named executive officers are critical components of their overall compensation, serve to minimize the distractions to our executive team, and will help our named executive officers maintain a balanced perspective in making overall business decisions during periods of uncertainty. We believe that these existing arrangements are consistent with market practices and are critical to attracting and retaining high quality executives, and in the case of severance benefits, also provide us with a consistent and expeditious means of concluding our relationships with terminating executives. The Compensation Committee is aware of the sentiment of current stockholder and proxy advisory firms regarding single-trigger vesting as well as the provision of severance benefits upon a voluntary termination within a short period of time following a change in control. However, these existing rights date back to contracts entered into prior to our initial public offering.

Termination of Ms. Larson.    Effective February 28, 2013, Christine R. Larson, our former Chief Financial Officer, terminated her employment with us, and following her execution and delivery to us of a release of claims, she received the amounts previously disclosed under her Management Continuity Agreement, consisting of six months of base salary, six months of COBRA payments, and six months additional vesting on her stock option.

Termination of Dr. Tuck.    Effective March 29, 2013, Dr. Tuck, our former Vice President of Global Technical Operations, terminated his employment with us, and following his execution and delivery to us of a release of claims, he received the amounts previously disclosed under his Management Continuity Agreement, consisting of six months of base salary, six months of COBRA payments, and six months additional vesting on his equity awards.

Termination of Dr. Martin.    Effective May 31, 2013, Tyler Martin, M.D., our former President, terminated his employment with us. Following his execution and delivery to us of a release of claims, he received the amounts previously disclosed under his existing Management Continuity Agreement, consisting of 24 months of base salary, 200% of his target annual bonus, COBRA payments, accelerated vesting of his employee stock options with time-based vesting criteria granted prior to October 31, 2012, and up to 3 years to exercise the vested options.

Termination of Ms. Lew.    Effective October 15, 2013, Ms. Jennifer Lew, our former Principal Accounting Officer, terminated her employment with us. She did not receive any severance or other amounts in connection with her termination, other than as required by law.

Equity Compensation Policies.    Our Compensation Committee approves equity awards for all employees at the vice-president level and above, including the named executive officers, except that the independent members of the Board of Directors approve all equity awards for our CEO. This applies to both new-hire and annual equity awards. Awards are approved either at a regularly-scheduled meeting of the Compensation Committee (or the independent members of the Board, in the case of the CEO), or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent, or in the case of new-hire awards approved before an individual’s commencement of employment, the first day of employment.

The exercise price of the stock options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our named executive officers or any other employee.

We encourage our named executive officers to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Tax Effects of Executive Compensation.    Our Compensation Committee considers the impact of the deduction limitation imposed by Section 162(m) of the Code in establishing and implementing compensation policies and practices. The Compensation Committee may grant compensation that qualifies as performance-based compensation when it determines that it is in the best interest of the Company, but we have not established a policy that requires all compensation paid to our named executive officers to be fully deductible. Rather, the deductibility of such compensation is one of the factors considered in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our goal to attract and retain key executives by remaining competitive in our pay practices.

The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Accounting Considerations.    The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation, or (“ASC 718”), which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Recovery Policy.    Consistent with the requirements of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and our principal financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.

COMPENSATORY RISK ANALYSIS DISCUSSION

During fiscal 2013, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	—	$—	—
2004 Stock Incentive Plan	4,066,277	$3.78	—
2011 Equity Incentive Plan	12,229,940	$3.17	13,666,964
Equity compensation plans not approved by security holders:			—
2010 Employment Inducement Award Plan	743,625	$1.63	—

Total	17,039,842	$3.25	13,666,964

In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provides for the issuance of up to 1,500,000 shares of Dynavax common stock to new employees of Dynavax. Stockholder approval of the 2010 Inducement Plan was not required under NASDAQ Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement

Plan. All shares currently subject to awards outstanding under the 1997 Equity Plan, 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2013, 2012, and 2011, compensation awarded to or paid to, or earned by, the named executive officers.

Name	Year	Salary	Bonus(1)		Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Compensation(4)	All Other Compensation(5)	Total
Eddie Gray	2013	$333,333		$200,000	$—	$3,030,000	$50,000	$200,250	$3,813,583
CEO and Director

Michael S. Ostrach	2013	$342,176		$—	$—	$561,960	$185,000	$3,616	$1,092,752
Vice President, Chief Business and Principal Financial Officer and General Counsel	2012	$332,210			$422,000	$562,608	$124,759	$27,809	$1,469,386
	2011	$322,534		$—	$—	$703,975	$145,140	$28,212	$1,199,861

Robert L. Coffman, Ph.D.	2013	$282,620		$—	$—	$505,764	$175,000	$250	$963,634
Senior Vice President and Chief Scientific Officer	2012	$274,390			$422,000	$562,608	$102,896	$17,813	$1,379,707
	2011	$291,428		$—	$—	$844,770	$116,589	$21,243	$1,274,030

Robert Janssen, M.D.	2013	$323,878			$175,500	$—	$145,000	$4,361	$648,739
Vice President, Clinical Development and Regulatory Affairs and Chief Medical Officer	2012	$277,458	$		$84,400	$92,000	$96,000	$—	$549,858
	2011	$261,250		$—	$—	$70,650	$45,980	$—	$377,880

David Novack	2013	$230,769		$75,000	$—	$587,100	$155,000	$1,932	$1,049,802
Senior Vice President, Operations and Quality	2012	$—		$—	$—	$—	$—	$—	$—
	2011	$—		$—	$—	$—	$—	$—	$—

Dino Dina, M.D(6)	2013	$153,333		$—	$—	$101,600	$—	$1,155,742	$1,410,675
Former CEO and Director	2012	$460,000			$633,000	$1,652,750	$138,000	$9,934	$2,893,684
	2011	$448,800		$—	$—	$2,111,925	$215,424	$11,498	$2,787,647

Christine R. Larson	2013	$58,333		$—	$—	$—	$—	$182,313	$240,646
Former Vice President and Chief Financial Officer	2012	$135,288		$—	$—	$973,290	$—	$15,366	$1,123,944
	2011	$—		$—	$—	$—	$—	$—	$—

Jennifer Lew	2013	$197,917		$—	$—	$421,470	$—	$356	$619,743
Former Vice President, Finance and Former Principal Accounting Officer	2012	$229,408			$211,000	$234,420	$73,410	$24,167	$772,405
	2011	$224,910		$—	$—	$844,770	$80,968	$22,000	$1,172,648

J. Tyler Martin, M.D.	2013	$171,666		$—	$—	$—	$—	$1,327,719	$1,499,385
Former President and Chief Medical Officer	2012	$412,000		$—	$633,000	$1,322,200	$113,300	$26,132	$2,506,632
	2011	$400,000		$—	$—	$1,548,745	$176,000	$30,973	$2,155,718

Stephen F. Tuck, Ph.D.	2013	$87,035		$—	$—	$561,960	$—	$533,781	$1,182,776
Former Vice President, Global Technical Operations	2012	$334,750			$527,500	$562,608	$125,531	$19,595	$1,569,984
	2011	$325,000		$—	$—	$—	$146,250	$11,379	$482,629

(1)

Represents for Mr. Gray, the portion of his 2013 annual incentive award guaranteed under his employment agreement, and for Mr. Novack, a signing bonus that was subject to clawback in the event he terminated employment prior to completion of a full year of service.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 10, 2014 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to stock awards with performance-based vesting, the grant date fair value assumes the probable outcome of related performance conditions. The grant date fair value for stock awards with performance-based vesting, assuming the highest level of achievement had been met, is as follows:

	Stock Awards with Performance- based Vesting
Name	2013 ($)	2012 ($)	2011 ($)
Eddie Gray	$—	$—	$—
Michael S. Ostrach	$—	$422,000	$—
Robert L. Coffman, Ph.D.	$—	$422,000	$—
Robert Janssen, M.D.	$175,500	$84,400	$—
David Novack	$—	$—	$—
Dino Dina, M.D.	$—	$633,000	$—
Christine R. Larson	$—	$—	$—
Jennifer Lew	$—	$211,000	$—
J. Tyler Martin, M.D.	$—	$633,000	$—
Stephen F. Tuck, Ph.D.	$—	$527,500	$148,500

(3)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 10, 2014 for a discussion of assumptions we made in determining the compensation costs included in this column. For Dr. Dina, the amount represents the grant date fair value of the option to purchase 100,000 shares granted to him on May 1, 2013 pursuant to his consulting agreement; Dr. Dina was also awarded an option to purchase 20,000 shares of stock in connection with joining the Board of Directors with a grant date fair value of $46,668, which is reported in the Director Compensation Table.

(4)	Represents for Mr. Gray, the portion of his annual incentive award in excess of the amount guaranteed under his employment agreement for 2013.

(5)

Represents the following amounts for each named executive officer: For Mr. Ostrach, Dr. Coffman, Dr. Janssen, Mr. Novack and Ms. Lew: premiums and claims paid under the Exec-U-Care medical program (which terminated in 2013); for Mr. Gray ($200,000 paid pursuant to his employment agreement to cover all relocation expenses and $250 in Exec-U-Care coverage); for Dr. Dina ($200,000 under his Consulting Agreement, $2,407 in Exec-U-Care coverage, and $953,335 in benefits under his Management Continuity and Severance Agreement); for Ms. Larson ($182,063 under her Management Continuity and Severance Agreement, and $250 in Exec-U-Care coverage); for Dr. Martin ($1,323,933 under his Management Continuity and Severance Agreement and $3,785 in Exec-U-Care coverage); and for Dr. Tuck ($350,000 under a Consulting Agreement entered into at the time of his termination between the company and Solutio Partners, $182,404 under his Management Continuity and Severance Agreement and $1,377 in Exec-U-Care coverage).

(6)

Dr. Dina terminated employment as our CEO effective April 30, 2013, and immediately thereafter assumed responsibilities under his Consulting Agreement; in addition, he continued to serve as a member of our board of directors, but became a non-employee director at that time and thus eligible to receive compensation in that capacity under the compensation policy for non-employee directors. Amounts paid and awarded to Dr. Dina for his service as our CEO and under the Consulting Agreement are reported in this table; amounts paid and awarded to Dr. Dina for his service solely as a member of our board of directors on and after May 1, 2013 are reported separately in the Directors Compensation table.

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2013.

Name	Grant Date	Target(1) ($)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Eddie Gray		200,000	—	—	—	—
	5/1/2013			1,500,000	2.21	3,030,000
Michael S. Ostrach		171,088	—	—	—	—
	2/5/2013		—	200,000	3.08	561,960
Robert L. Coffman, Ph.D.		141,310		—	—	—
	2/5/2013		—	180,000	3.08	505,764
Robert Janssen, M.D.		147,500		—	—	—
	7/9/2013		150,000	—	—	175,500
David Novack		112,500		—	—	—
	3/25/2013			300,000	2.14	587,100
Dino Dina, M.D.		276,000		—	—	—
	5/1/2013			100,000	2.21	101,600
Christine R. Larson		175,000		—	—	—
	—			—	—	—
Jennifer Lew		100,000		—	—	—
	2/5/2013			150,000	3.08	421,470
J. Tyler Martin, M.D.		226,600		—	—	—
	—			—	—	—
Stephen F. Tuck, Ph.D.		174,070		—	—	—
	2/5/2013			200,000	3.08	561,960

(1)

Represents the target cash incentive award in fiscal year 2013; our annual incentive plan does not specify minimum or maximum levels. Cash incentive awards paid to our named executive officers on account of fiscal year 2013 performance are reported in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Amounts reported here for Mr. Gray and Mr. Novack are pro-rated based on their date of hire, and for Dr. Janssen, reflect his base salary and bonus target percentage as increased in connection with his promotion in July of 2013.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718, including assumptions regarding the probable outcome of related performance conditions. This performance-based award to Dr. Janssen represents the maximum number of shares that could have been earned upon achievement of performance conditions. 50,000 units upon submission of the safety study data in support of the CRL to the FDA; the remaining 100,000 units will vest upon approval of HEPLISAV.

(3)

With the exception of the award to Dr. Dina, all options vest as to 25% of the award 12 months after the vesting commencement date, with the remainder vesting as to 1/48th of the option each month thereafter. The award to Dr. Dina vested in full on August 30, 2013, coincident with the conclusion of the term of his Consulting Agreement. The exercise price of all options was the closing price of our common stock on the date of grant.

(4)

Represents the aggregate grant date fair value of stock and option awards granted in fiscal year 2013 in accordance with ASC 718. See Note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 10, 2014 for a discussion of the assumptions we made in determining the compensation costs included in this column.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The material terms of the named executive officers’ annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2013 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual performance goals. Equity-based awards were granted in 2013 under our 2011 Plan and generally vest over four years from the date of grant, subject to continued employment. The exercise price of all options was set as the closing market price of our common stock on the grant date. We did not pay dividends on our common stock during fiscal year 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for the named executive officers as of December 31, 2013.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Eddie Gray	(4)	—	1,500,000	$2.21	4/30/2023	—	—
Michael S. Ostrach		250,000	—	$6.17	10/30/2016	—	—
		40,000	—	$5.31	2/2/2018	—	—
		37,495	—	$0.54	3/9/2019	—	—
		26,725	—	$1.58	2/18/2020	—	—
	(3)	243,055	6,945	$3.14	1/5/2021	—	—
	(4)	86,250	93,750	$3.48	1/30/2022	—	—
	(4)	—	200,000	$3.08	2/4/2023
	(2)	—	—	—	—	100,000	$196,000
Robert L. Coffman, Ph.D.		75,000	—	$7.49	1/19/2015	—	—
		50,000	—	$5.85	2/13/2016	—	—
		40,000	—	$6.19	2/1/2017	—	—
		75,000	—	$5.31	2/2/2018	—	—
	(1)	75,000	—	$0.54	3/9/2019	—	—
		100,000	—	$1.58	2/18/2020	—	—
	(3)	291,666	8,334	$3.14	1/5/2021	—	—
	(4)	86,250	93,750	$3.48	1/30/2022	—	—
	(4)	—	180,000	$3.08	2/4/2023	—	—
	(2)	—	—	—	—	100,000	$196,000
Robert Janssen, M.D.	(1)	47,500	12,500	$1.36	4/6/2020	—	—
	(3)	21,875	625	$3.14	1/6/2011	—	—
	(3)	11,458	13,542	$3.68	1/30/2022	—	—
	(4)	43,750	106,250	$4.14	10/30/2022	—	—
	(2)	—	—	—	—	20,000	$39,200
	(2)	—	—	—	—	150,000	$294,000
David Novack	(4)	—	300,000	$2.14	3/24/2023	—	—
Dino Dina, M.D		50,000	—	$7.49	1/19/2015	—	—
		100,000	—	$6.06	2/22/2016	—	—
		250,000	—	$6.19	4/30/2016	—	—
		100,000	—	$6.12	4/30/2016	—	—
		200,000	—	$0.54	4/30/2016	—	—
		150,000	—	$1.58	4/30/2016	—	—
		750,000	—	$3.14	4/30/2016	—	—
		500,000	—	$3.68	4/30/2016	—	—
		100,000	—	$2.21	4/30/2023	—	—
	(1)	—	20,000	$2.55	5/28/2023	—	—
		—	—	—	—	—	—
Christine R. Larson		—	—	—	—	—	—
Jennifer Lew		15,000	—	$6.65	1/13/2014	—	—
		5,000	—	$6.06	1/13/2014	—	—
		10,000	—	$6.12	1/13/2014	—	—
		25,000	—	$6.55	1/13/2014	—	—
		25,000	—	$2.33	1/13/2014	—	—
		274,999	—	$3.14	1/13/2014	—	—
		31,249	—	$3.48	1/13/2014	—	—
		—	—	—	—	—	—

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
J. Tyler Martin, M.D.		75,000	—	$0.58	5/31/2016	—	—
		14,241	—	$1.58	5/31/2016	—	—
		484,396	—	$1.72	5/31/2016	—	—
		550,000	—	$3.14	5/31/2016	—	—
		400,000	—	$3.68	5/31/2016	—	—
Stephen F. Tuck, Ph.D.		29,166	—	$7.49	9/30/2014	—	—
		12,500	—	$5.85	9/30/2014	—	—
		2,918	—	$3.00	9/30/2014	—	—
		20,834	—	$7.49	9/30/2014	—	—
		25,000	—	$5.85	9/30/2014	—	—
		25,000	—	$6.19	9/30/2014	—	—
	(1)	143,750	31,250	$1.98	9/30/2014	—	—
	(4)	97,499	82,501	$3.48	9/30/2014	—	—
	(4)	54,166	145,834	$3.08	9/30/2014	—	—

(1)

Options generally vest annually over four years from the vesting commencement date, with the exception of Dr. Dina’s grant of 4/30/2013, which vested on 8/30/2013, and his award of 5/28/2013 made under the non-employee directors’ compensation policy.

(2)	This amount represents the maximum number of shares that could have been earned upon achievement of performance conditions. Conditions were not achieved and awards lapsed on March 9, 2014.

(3)	Options vest at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.

(4)	Options vest at the rate of 1/4th of the shares on the first anniversary of the vesting commencement date, with 1/48th of the total number of shares vesting each month thereafter.

OPTION EXERCISES AND STOCK VESTED

Option exercises and stock vested during the fiscal year ended December 31, 2013, were as follows:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Eddie Gray	—	$—	—	$—
Michael S. Ostrach	—	$—	—	$—
Robert L. Coffman, Ph.D.	—	$—	—	$—
Robert Janssen, M.D.	—	$—	—	$—
David Novack	—	$—	—	$—
Dino Dina, M.D.	—	$—	—	$—
Christine R. Larson	—	$—	—	$—
Jennifer Lew	56,250	$102,730	—	$—
J. Tyler Martin, M.D.	—	$—	—	$—
Stephen F. Tuck, Ph.D.	50,000	$152,000	—	$—

(1)	Represents the value of the exercised award on date of exercise. The value is calculated based on the closing price per share on the date of exercise.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key officers, our Board has authorized the Company to enter into Management Continuity and Severance Agreements, or Management Agreements, with each of the named executive officers. In order to be eligible to receive benefits under the Management Agreements, our named executive officers and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.    Immediately prior to the effective date of a Change in Control, the named executive officer shall receive accelerated vesting (full vesting for Mr. Gray and two years vesting for our other officers) of employee stock options to purchase Dynavax common stock that are held by the named executive on the effective date of such Change in Control. The Management Agreements generally define a Change in Control to mean the occurrence of a change in the majority ownership of the voting securities of the Company, a merger that results in change in the majority ownership of the voting securities of the Company, or the sale of all or substantially all of the assets (including as part of a liquidation of the Company). The table below outlines the potential payments and benefits payable to each current named executive officer in the event of a Change in Control of Dynavax, assuming such event had occurred on December 31, 2013.

Name	Aggregate Number of Shares Subject to Accelerated Vesting on CIC	Value of Accelerated Stock Awards(1)
Eddie Gray	1,500,000	$—
Michael S. Ostrach	238,611	$—
Robert L. Coffman, Ph.D.	225,834	$—
Robert Janssen, M.D.	100,625	$7,500
David Novack	206,250	$—

(1)	Represents the value of Stock and accelerated stock option vesting if the event took place on December 31, 2013. The value is calculated based on the closing price per share on December 31, 2013.

Qualifying Termination in connection with a Change in Control.     If, on or during the two-year period following a Change in Control, the named executive officer’s employment is terminated for any reason, the named executive officer will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to a specified number of months (ranging from 12 to 24) of the executive’s then-effective annual base salary;

•	a lump-sum cash payment equal to the named executive officer’s target annual bonus (ranging from 50% to 200%) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the named executive officer receives in base salary, as set forth in the first bullet (the “COBRA Payment”);

•	accelerated vesting of some or all outstanding time-vesting options; and

•

the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the named executive officer in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the named executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.

Under the terms of the Management Agreement for Mr. Gray:

•

Mr. Gray will receive 24 months of base salary, 200% of his target annual bonus, the COBRA Payment, accelerated vesting of all outstanding time-vesting options and up to 3 years to exercise his vested options; and

Our other named executive officers will receive 12 months of base salary, 50% of the target annual bonus the COBRA Payment, an additional two years of accelerated vesting of outstanding time-vesting options and up to 3 years to exercise their vested options.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of such executive’s termination in connection with a Change in Control of Dynavax, assuming such event had occurred on December 31, 2013.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,600,000	$20,290	$—	$1,620,290
Michael S. Ostrach	$513,264	$18,619	$—	$531,883
Robert L. Coffman, Ph.D.	$441,594	$26,548	$—	$468,142
Robert Janssen, M.D.	$525,000	$19,955	$—	$544,955
David Novack	$450,000	$26,548	$—	$476,548

(1)

Represents the value of accelerated stock option vesting if the event took place on December 31, 2013. The value is calculated based on the “spread” between the closing price per share on December 31, 2013 of $1.96 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Involuntary Termination.    Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the named executive officer will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 6 to 24) of the executive’s then-effective annual base salary;

•	the COBRA Payment;

•

accelerated vesting of all time-vesting options to purchase the Company’s common stock that are held by Mr. Gray (and six additional months of accelerated vesting for all other named executive officers) on the effective date of termination; and

•

for Mr. Gray, the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

Under the terms of the Management Agreements:

•	Mr. Gray will receive 24 months of base salary, the COBRA Payment, accelerated vesting of his then-outstanding employee stock options, and up to 3 years to exercise the vested options; and

•	Our other named executive officers will receive 6 months of base salary, the COBRA Payment, and 6 months additional vesting.

The table below outlines the potential payments and benefits payable to each named executive officer in the event of such named executive officer’s involuntary termination had occurred on December 31, 2013.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,600,000	$20,290	$—	$1,620,290
Michael S. Ostrach	$171,088	$9,310	$—	$180,398
Robert L. Coffman, Ph. D.	$176,638	$13,274	$—	$189,912
Robert Janssen, M.D.	$175,000	$9,977	$7,500	$192,477
David Novack	$150,000	$13,274	$—	$163,274

(1)	Represents the value of Stock and accelerated stock option vesting if the event took place on December 31, 2013. The value is calculated based on the closing price per share on December 31, 2013.

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements, “good reason” generally means the named executive officer’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the named executive officer’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the named executive officer reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The named executive officer must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

DIRECTOR COMPENSATION

CASH COMPENSATION ARRANGEMENTS

Pursuant to our compensation program for non-employee directors, during 2013, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board and a $40,000 annual retainer for service as a member of the Board.

•

A $20,000 annual retainer for the Chair of the Audit Committee. Each member of the Audit Committee shall receive a fee of $1,500 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•

A $15,000 annual retainer for the Chair of the Compensation Committee. Each member of the Compensation Committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•

A $5,000 annual retainer for the Chair of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

•	We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

On February 4, 2014, we amended our Compensation Program for non-employee directors providing that:

•	The Chairman of the Audit Committee shall receive an annual retainer of $20,000. Each member of the audit committee shall receive an annual retainer of $7,500.

•	The Chairman of the Compensation Committee shall receive an annual retainer of $15,000. Each member of the compensation committee shall receive an annual retainer of $7,000.

•	The Chairman of the Nominating and Governance Committee shall receive an annual retainer of $10,000. Each member of the nominating committee shall receive an annual retainer of $7,500.

•	Such annual retainer fees will be paid quarterly at the end of each fiscal quarter where such person is an active Chairman or member of the Committee and an Active Director.

EQUITY AWARDS

Pursuant to our compensation program for non-employee directors, each director and the chairman of the Board receive an initial equity award, or Initial Grant, consisting of a non-qualified stock option to purchase 20,000 shares and 30,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

In addition, on the date of each annual meeting of the Company’s stockholders, each non-employee director receives a subsequent equity award, or Subsequent Grant, consisting of a non-qualified stock option to purchase 17,500 shares of Dynavax common stock. Based on the non-employee director’s election date, the first subsequent grant shall be reduced to 75% of the Subsequent Grant if the service period from the election date to the annual meeting is between 7 and 10 months, 50% of the Subsequent Grant if the service period from the election date to the annual meeting is between 4 and 7 months, and 25% of the Subsequent Grant if the service period from the election date to the annual meeting is between 1 and 4 months.

Each Initial Grant will vest in equal annual installments over 4 years on the anniversary of the grant date. Each Subsequent Grant will vest in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant shall be one hundred percent of the fair market value per share on the date of grant.

CONSULTING ARRANGEMENTS

On May 1, 2012, the Company entered into a Consulting Agreement with Dr. Cano to provide manufacturing guidance and as a liaison for the Board with the CEO and President; no amounts were paid to Dr. Cano under this agreement in 2013. Effective May 1, 2013, the Company also entered into a consulting agreement with Dr. Dina under which he received a monthly retainer of $50,000 for a term of four months, and an option to purchase 100,000 shares of our common stock with an exercise price equal to the fair market value per share on May 1, 2013. On November 14, 2012, the Company entered into a Consulting Agreement with Dr. Plotkin to provide consulting services related to the Company’s meeting with the FDA Vaccines and Related Biological Products Advisory Committee. Dr. Plotkin earned $1,000 under this agreement in 2013.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2013, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash(1)	Options and Awards Granted(2)(3)	Total
Arnold L. Oronsky, Ph.D.	$43,000	$44,625	$87,625
Francis R. Cano, Ph.D.	$48,500	$44,625	$93,125
Dennis A. Carson, M.D.	$40,000	$44,625	$84,625
Dino Dina, M.D.(4)	$20,000	$51,000	$71,000
Denise M. Gilbert, Ph.D.	$63,000	$44,625	$107,625
Mark Kessel(5)	$10,000	$—	$10,000
Daniel L. Kisner, M.D.	$54,500	$44,625	$99,125
J. Tyler Martin, M.D.(6)	$20,000	$—	$20,000
Peggy V. Phillips	$63,000	$44,625	$107,625
Stanley A. Plotkin, M.D.	$40,000	$44,625	$84,625
Natale Ricciardi	$20,000	$21,200	$41,200

(1)	Consists of fees earned or paid in 2013 for Board and committee meeting attendance as described above.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with ASC 718. See note 13 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 10, 2014, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

As of December 31, 2013, each non-employee director held stock options and performance based stock awards to purchase the following numbers of shares of our common stock: Dr. Oronsky held options and stock awards to purchase 155,000 shares of our common stock; Dr. Cano held options and stock awards to purchase 100,000 shares of our common stock; Dr. Carson held options and stock awards to purchase 145,000 shares of our common stock; Dr. Dina held options to purchase 20,000 shares of our common stock (see additional options held by Dr. Dina on account of his service as our former CEO in the “Outstanding Equity at Fiscal year End” table, above); Dr. Gilbert held options and stock awards to purchase 155,000 shares of our common stock; Mr. Kessel held options and stock awards to purchase no shares of our common stock; Dr. Kisner held options and stock awards to purchase 90,000 shares of our common stock; Dr. Martin held no shares to purchase shares of our common stock; Ms. Phillips held options and stock awards to purchase 132,500 shares of our common stock; Dr. Plotkin held options and stock awards to purchase 145,000 shares of our common stock; and Mr. Ricciardi held options to purchase 20,000 share of our common stock.

(4)	Dr. Dina earned $200,000 under a Consulting Agreement entered into in connection with his termination of service as our CEO, and this amount is reported in the “Summary Compensation Table,” above.

(5)	Mr. Kessel retired from the Board in May 2013.

(6)	Dr. Martin resigned from the Board in November 2013.

CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Capital Market, or NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Phillips and Mr. Ricciardi as well as Drs. Carson, Cano, Gilbert, Kisner, Oronsky and Plotkin. In making these determinations, the Board found that none of these directors has a material or other disqualifying relationship with the Company.

In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director.

By virtue of their employment with the Company, Eddie Gray, our CEO, and Dr. Dina, our former CEO, are not independent directors. In addition, Dr. Martin, our former President, was not an independent director during his term of service. In determining the independence of Mark Kessel, who retired from the Board in May 2013, the Board took into account that he is a Partner of Symphony Capital LLC, and initially was designated as a member of the Board due to Symphony Capital’s ownership of the Company’s equity securities, currently approximately 9% of the Company’s outstanding common stock, under the Corporate Governance Agreement described under “Transactions with Related Persons.”

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Dr. Oronsky. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the CEO, President and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the CEO. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board believes that separation of the positions of chairman and CEO reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the CEO and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the CEO also allows the chairman to focus on assisting the CEO and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession. The Board also believes that it is advantageous to have a chairman with extensive history with and knowledge of our Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing our Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met 17 times during fiscal year 2013. All Board members attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which the member served, held during the period of services as a director or committee member. The Company does not have a formal policy with respect to attendance at its annual meeting of stockholders. One director attended the 2013 annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal 2013 for each of the Board committees:

Name	Audit		Compensation		Nominating
Arnold L. Oronsky, Ph.D.	X
Francis R. Cano, Ph.D.			X		X
Denise M. Gilbert, Ph.D.	X	*
Daniel L. Kisner, M.D.			X		X	*
Peggy V. Phillips	X		X	*
Total Members(1)	3		3		2
Total Meetings	4		9		6

*	Committee Chairperson
(1)	As of December 31, 2013.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is composed of three directors: Dr. Gilbert (Chairperson), Dr. Oronsky and Ms. Phillips. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards), the Board determined that Dr. Gilbert qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Gilbert’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/governance.cfm.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;

•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•

review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2013, the Audit Committee met on four occasions. During these meetings the committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:

•

discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•

reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (“AS 16”), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and recommended to the Board that the financial statements should be included in the Annual Report;

•

reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•

discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, the accounting for significant transactions, revenue and financing arrangements and stock-based compensation;

•	appointed and oversaw the work and compensation of Ernst & Young;

•

reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining statements from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met;

•

received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence, and discussed with Ernst & Young their independence; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2013, filed with the SEC. We also recommended to the Board, and the Board approved, that Ernst & Young be appointed as the Company’s independent registered public accounting firm for 2014. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Dr. Denise M. Gilbert, Ph.D., Chairperson

Dr. Arnold L. Oronsky, Ph.D.

Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent as required by NASDAQ Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Dr. Kisner was appointed as a director pursuant to the Corporate Governance Agreement described under “Transactions with Related Persons.”

The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/governance.cfm. Among other things, the charter specifically requires our Compensation Committee to:

•

Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•

administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•

annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and v) any supplemental or special benefits;

•	make regular reports to the Board; and

•	perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our CEO to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

Report of the Compensation Committee of the Board of Directors

During 2013, our Compensation Committee met nine times to review disclosure and certification requirements regarding executive compensation and to discuss our current compensation practices. During the course of these meetings, we:

•	assessed the achievement of corporate goals as they related to executive compensation during the first quarter of the year;

•	reviewed and recommended to the Board annual compensation, bonus payment and equity incentive awards for Mr. Gray;

•	approved performance and related compensation payments to the Company’s other named executive officers, including annual compensation, bonus payments and equity incentive awards;

•

reviewed the terms of employment or service, including severance and change-in-control arrangements, of the Company’s named executive officers in light of the company’s circumstances, changes in federal income tax provisions and current legislation governing corporate pay practices; and

•	approved an aggregate limit on options subject to grant by Mr. Gray based on approved hiring plans and ranges of grants for prospective hires.

In early 2014, the Compensation Committee discussed with management the Compensation Discussion and Analysis (“CD&A”), contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Peggy V. Phillips, Chairperson

Dr. Francis R. Cano, Ph.D.

Dr. Daniel Kisner, M.D.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2013, Ms. Peggy V. Phillips, Dr. Francis R. Cano, Ph.D. and Dr. Daniel Kisner, M.D., each served as a member of the Compensation Committee. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2013. None of our named executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee. Dr. Kisner initially was appointed as a director pursuant to the Corporate Governance Agreement described under “Transactions with Related Persons.”

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of two directors: Drs. Kisner (Chairperson) and Cano. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the CEO candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The Nominating and Governance Committee met six times during the fiscal year. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/governance.cfm.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2929 Seventh Street Suite 100, Berkeley, California 94710. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contactBoard.cfm. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

TRANSACTIONS WITH RELATED PERSONS

It is the Company’s policy that the Audit Committee investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Audit Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between (a) Dynavax and (b) any employee, officer or member of the Board, or any affiliates of the foregoing.

We have entered into indemnity agreements with each of our officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

In October of 2013 we completed an underwritten public offering of our common stock. The price to the public was $1.075 per share, and the net proceeds to the Company were $80.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Based on information provided to us, certain 5% or more beneficial owners of our common stock, RA Capital Management, LLC, Federated Investors, Inc. and HealthCor Management, L.P., purchased 20,069,954, 9,400,000 and 7,500,000 shares of common stock, respectively, on the same terms and conditions as the other investors in the offering.

Also, certain members of our Board, Arnold L. Oronsky, Ph.D., Daniel L. Kisner, M.D. and Peggy V. Phillips, purchased 186,047, 10,000 and 93,023 shares of common stock, respectively, on the same terms and conditions as the other investors in the offering. Since this offering was public, with the price to the public in the offering determined by a book building process with the underwriters, the offering was not specifically reviewed in advance as a related-party transaction. However, the offering was approved by our Board and a Pricing Committee of our Board, and consistent with our Audit Committee charter, the Audit Committee subsequently reviewed the offering.

In October of 2013 we also sold 43,430 shares of $0.001 par value Series B Convertible Preferred Stock for a purchase price of $1,075 per share in an underwritten public offering; the net proceeds to the Company were approximately $44.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Based on information provided to us, RA Capital Management, LLC, a 5% or more beneficial owner of our common stock, purchased 34,744 of Series B Convertible Preferred Stock shares on the same terms and conditions as the other investors in the offering. Since this offering was public, with the price to the public in the offering determined by a book building process with the underwriters, the offering was not specifically reviewed in advance as a related-party transaction. However, the offering was approved by our Board and a Pricing Committee of our Board, and consistent with our Audit Committee charter, the Audit Committee subsequently reviewed the offering.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2013, such SEC filing requirements were satisfied.

CODE OF ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Michael S. Ostrach, 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, (510) 848-5100. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. There have been no waivers to the Code of Business Conduct and Ethics as of April 10, 2014.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2014 by: (i) each director and nominee for director; (ii) the named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders:

BlackRock, Inc.(4)	15,060,852	5.7%
40 East 52nd Street
New York, New York 10022
Federated Investors, Inc.(5)	38,680,976	14.7%
Federated Investors Tower
Pittsburgh, PA 15222-3779
HealthCor Management, L.P.(6)	14,800,000	5.6%
Carnegie Hall Tower, 152 West 57th Street, 43rd Floor
New York, New York 10019
RA Capital Management, LLC(7)	25,999,886	9.9%
20 Park Plaza
Boston, MA 02116

Named Executive Officers and Directors(1)
Eddie Gray(8)	—	—
Michael S. Ostrach(9)	843,605	*
Robert L. Coffman, Ph.D.(10)	908,716	*
Robert Janssen, M.D.(11)	184,127	*
Christine R. Larson	—	—
Jennifer Lew(12)	2,332	*
David Novack(13)	84,000	*
Stephen F. Tuck, Ph,D.(14)	516,984	*
Arnold L. Oronsky, Ph.D.(15)	482,555	*
Francis R. Cano, Ph.D.(16)	114,500	*
Dennis Carson, M.D.(17)	165,619	*
Dino Dina, M.D(18)	2,737,759	1.0%
Denise M. Gilbert, Ph.D.(19)	107,500	*
Daniel Kisner, M.D.(20)	52,500	*
J. Tyler Martin, M.D(21)	1,745,726	*
Peggy V. Phillips(22)	223,023	*
Stanley A. Plotkin, M.D. (23)	97,500	*
Natale Ricciardi	—	—
All executive officers and directors as a group (18 persons)(24)	8,261,946	3.1%

*	Less than one percent.

(1)	The address of each of the named executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 31, 2014, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 262,796,285 shares of our common stock outstanding as of January 31, 2014, adjusted as required by the rules of the SEC.

(4)

This information is based solely on a Schedule 13G filed by BlackRock, Inc., on January 28, 2014, with the SEC. BlackRock beneficially owns and has sole dispositive power over 15,060,852 shares of Common Stock, of which 14,435,414 are held with sole voting power. The address of the principal business and office of BlackRock, Inc. and its affiliates is BlackRock Inc., 40 East 52nd Street, New York, NY 10022. The Schedule 13G provides information only as of December 31, 2013, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2013 and January 31, 2014.

(5)

This information is based solely on a Schedule 13G/A filed by Federated Investors, Inc., on February 12, 2014, with the SEC. Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of Common Stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Parent and the Trust each have sole voting power over all 38,680,976 shares of Common Stock. The Trustees have joined in filing this Schedule 13G because of the collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2013, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2013 and January 31, 2014.

(6)

This information is based solely on a Schedule 13G/A filed by HealthCor Management, L.P., and related entities, on February 14, 2014, with the SEC. Collectively, HealthCor Offshore Master Fund, L.P. and HealthCor Long Offshore Master Fund, L.P. (each a “Fund” and together, the “Funds”) are the beneficial owners of a total of 14,800,000 shares of Common Stock. HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the 14,038,666 shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the general partner of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Long Master GP, LLC is the general partner of HealthCor Long Offshore Master Fund, L.P. Accordingly, HealthCor Long Master GP, LLC may be deemed to beneficially own the 761,334 shares of Common Stock that are beneficially owned by HealthCor Long Offshore Master Fund, L.P. HealthCor Group, LLC is the general partner of HealthCor Long Master GP, LLC and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Long Offshore Master Fund, L.P. By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of Common Stock owned by the Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of Common Stock that are beneficially owned by the Funds. HealthCor Management, L.P. and its related entities have shared voting power and shared dispositive power over their respective shares. The address of the principal business and office of HealthCor Management, L.P. is Carnegie Hall Tower, 152 West 57th Street, 43rd Floor, New York, New York 10019. The Schedule 13G/A provides information only as of December 31, 2013, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2013 and January 31, 2014.

(7)

This information is based solely on a Schedule 13G/A filed by RA Capital Management, LLC (“Capital”), and related entities, on February 14, 2014, with the SEC, which reported that Capital has a joint filing agreement with RA Capital Healthcare Fund, L.P. (the “Fund”) and Peter Kolchinsky. The Schedule 13G reported that Capital and Mr. Kolchinsky have shared voting power and shared dispositive power over the entire 25,999,866 shares of Common Stock reported and that Fund has shared voting power and shared dispositive power over 20,657,853 of the shares of Common Stock reported. In the aggregate, Capital, the Fund, and Mr. Kolchinsky (together the “Reporting Persons”) also beneficially own 43,430 shares of Series B Convertible Preferred Stock (“Series B Shares”) convertible into 43,430,000 shares of Common Stock. The Series B Shares may not be converted such that the number of shares of Common Stock held by the Reporting Persons and their affiliates after such conversion exceeds 9.98% of the outstanding shares of Common Stock. Shares reported herein for the Fund represent shares of Common Stock held of record by the Fund and additional shares of Common Stock issuable upon the conversion of certain Series B Shares held of record by the Fund. Shares reported for Capital represent (a) the above-referenced shares of Common Stock and additional shares of Common Stock issuable upon the conversion of certain Series B Shares as reported for the Fund, for which Capital serves as the sole general partner, and (b) shares of Common Stock held in a separately managed account for which Capital serves as investment adviser, and additional shares of Common Stock issuable upon the conversion of certain Series B Shares held in such managed account. Shares reported for Mr. Kolchinsky represent the above-referenced shares of Common Stock (including additional shares of Common Stock issuable upon the exercise of certain Series B Shares) reported for Capital, for which Mr. Kolchinsky serves as the manager. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of the principal business office of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116. The Schedule 13G/A provides information only as of December 31, 2013, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2013 and January 31, 2014.

(8)	Mr. Gray does not beneficially own any common stock as of January 31, 2014.

(9)	Consists of 87,720 shares of common stock owned directly by Mr. Ostrach and options to purchase 755,885 shares of common stock exercisable within 60 days of January 31, 2014.

(10)	Consists of 47,467 shares of common stock owned directly by Dr. Coffman and options to purchase 861,249 shares of common stock exercisable within 60 days of January 31, 2014.

(11)

Consists of 34,962 shares of common stock owned directly by Dr. Janssen, 9,481 of which were purchased through the employee stock purchase plan; and options to purchase 149,165 shares of common stock exercisable within 60 days of January 31, 2014.

(12)	Consists of 2,332 shares purchased through the employee stock purchase plan.

(13)

Consists of 4,500 shares of common stock owned directly by Mr. Novack, 4,500 shares of common stock purchased through the employee stock purchase plan and options to purchase 75,000 shares of common stock exercisable within 60 days of January 31, 2014.

(14)	Consists of 106,151 shares of common stock owned directly by Dr. Tuck and options to purchase 410,833 shares of common stock exercisable within 60 days of January 31, 2014.

(15)	Consists of 375,055 shares of common stock owned directly by Dr. Oronsky and options to purchase 107,500 shares of common stock exercisable within 60 days of January 31, 2014.

(16)	Consists of 62,000 shares of common stock owned directly by Dr. Cano and options to purchase 52,500 shares of common stock exercisable within 60 days of January 31, 2014.

(17)	Consists of 68,119 shares of common stock owned directly by Dr. Carson and options to purchase 97,500 shares of common stock exercisable within 60 days of January 31, 2014.

(18)

Consists of (i) 203,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, (ii) 42,761 shares purchased through the employee stock purchase plan, (iii) 256,784 shares owned directly by Dr. Dina, (vi) 35,000 shares of common stock issuable upon exercise of warrants outstanding held by Dr. Dina and (v) options to purchase 2,200,000 shares of common stock exercisable within 60 days of January 31, 2014.

(19)	Consists of options to purchase 107,500 shares of common stock exercisable within 60 days of January 31, 2014.

(20)	Consists of 15,000 shares of common stock owned directly by Dr. Kisner and options to purchase 37,500 shares of common stock exercisable within 60 days of January 31, 2014.

(21)	Consists of 222,089 shares of common stock owned directly by Dr. Martin and options to purchase 1,523,637 shares of common stock exercisable within 60 days of January 31, 2014.

(22)	Consists of 138,023 shares of common stock owned directly by Ms. Phillips and options to purchase 85,000 shares of common stock exercisable within 60 days of January 31, 2014.

(23)	Consists of options to purchase 97,500 shares of common stock exercisable within 60 days of January 31, 2014.

(24)

Total number of shares includes 1,701,177 shares of common stock in aggregate held as of January 31, 2014, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 6,560,769 shares of common stock exercisable within 60 days of January 31, 2014, 35,000 shares of common stock issuable upon exercise of warrants outstanding held directly by Dr. Dina.

PERFORMANCE GRAPH

The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2008, for: our common stock, The NASDAQ Stock Market (U.S. companies), and the NASDAQ Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.

Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynavax Technologies Corporation under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach Secretary

April 28, 2014

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, is available without charge upon written request to: Secretary, Michael S. Ostrach, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

Appendix A-1

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 174,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each four (4) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-2

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

2. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 139,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-3

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

3. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 116,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-4

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

4. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 99,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each seven (7) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-5

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

5. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 87,000,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each eight (8) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-6

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

6. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 77,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each nine (9) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix A-7

CERTIFICATE OF AMENDMENT OF THE

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DYNAVAX TECHNOLOGIES CORPORATION

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Sixth Amended and Restated Certificate of Incorporation as follows:

7. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 69,500,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten (10) shares of Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the NASDAQ Capital Market on the last trading day before the date this Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2014 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this     day of                     , 2014.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Eddie Gray, Chief Executive Officer

Appendix B

DYNAVAX TECHNOLOGIES CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2014

APPROVED BY THE STOCKHOLDERS:                     , 2014

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the

Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 500,000 shares of Common Stock.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 10% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first full payroll period beginning on the Offering Date. If permitted in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Upon either (i) termination of a Participant’s employment relationship with the Company or a Related Corporation that has been designated as eligible to participate in the Plan or (ii) any other circumstance or event that causes a Participant to no longer be eligible to participate in an Offering, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest and such individual’s outstanding Purchase Rights under such Offering will terminate immediately (subject to any post-employment participation period required by law).

For purposes of the Plan, the employment relationship will be treated as continuing intact while an individual is on military leave, sick leave or other bona fide leave of absence approved by the Company or a Related Corporation, if applicable, if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation, if applicable, is provided either by statute or by contract.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the Company may require spousal consent for such designation to be effective. The Company may, but is not obligated to, permit the Participant (subject to spousal consent, if applicable and required by the Company) to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent or subsidiary company) will assume or continue outstanding Purchase Rights or will substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption, continuation or substitution, to shorten any Offerings then in progress by setting a new Purchase Date prior to the Corporate Transaction (the “New Purchase Date”). If the Board sets a New Purchase Date pursuant to the preceding sentence, then the Board will notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s outstanding Purchase Rights has been changed to the New Purchase Date and that either:

(i) the Participant’s outstanding Purchase Rights will be exercised automatically on the New Purchase Date, unless the Participant withdraws from the applicable Offering prior to the New Purchase Date in accordance with Section 7(b), and such Purchase Rights will terminate immediately after such exercise; or

(ii) in lieu of such exercise, the Company will pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the difference in the Fair Market Value of the shares of Common Stock subject to the Participant’s outstanding Purchase Rights on the New Purchase Date and the applicable exercise price due had such Purchase Rights been exercised automatically under Section 11(b)(i) above, and such Purchase Rights will terminate immediately after such payment.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2014, provided the Plan is approved by the Company’s stockholders at such meeting. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(o) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(s) “Plan” means this Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

DYNAVAX TECHNOLOGIES CORPORATION ATTN: JUSTIN BURGESS 2929 SEVENTH STREET, STE 100 BERKELEY, CA 94710 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M74556-P51833 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DYNAVAX TECHNOLOGIES CORPORATION For All Except Withhold All For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the listed nominees. 1. Election of Directors Nominees: 01) Daniel L. Kisner, M.D. 02) Stanley A. Plotkin, M.D. 03) Natale Ricciardi The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5. Abstain Against For ! ! ! 2. To approve a series of alternate amendments to the Company’s Sixth Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors: - a reverse stock split of the Company’s common stock, whereby each outstanding 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of common stock; - for reverse stock splits in the range of 1-for-4 to 1-for-10, a reduction in the number of authorized shares of common stock from 350,000,000 to 174,500,000, 139,500,000, 116,500,000, 99,500,000, 87,000,000, 77,500,000 or 69,500,000, respectively. 3. To approve the 2014 Employee Stock Purchase Plan. 4. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement. 5. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined 10-K with Proxy Statement is available at www.proxyvote.com. M74557-P51833 DYNAVAX TECHNOLOGIES CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS May 28, 2014 The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2014, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and hereby appoints Eddie Gray and Michael Ostrach, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company to be held on May 28, 2014, at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side. THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY’S PROPOSALS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Address Changes/Comments: _ (If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side